UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Aflac Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2019 Annual Meeting

of Shareholders and

Proxy Statement

Monday, May 6, 2019 10:00 am | Columbus Museum (the Patrick Theatre)

1251 Wynnton Road, Columbus, Georgia

Our Long-Term Growth Strategy

Our strategy for growth in the United States and Japan has remained straightforward and consistent for many years: develop relevant voluntary insurance products and sell them through expanded distribution channels

Relevant Products

Protecting against rising out-of-pocket medical expenses, co-pays and deductibles

SOLD THROUGH

Expanded Distribution

Reaching customers

- At the work site
- Through agents and brokers
- Through partnerships

YIELDS

New Accounts and Customers

Insuring more than 50 million people

Innovating: One Day Pay[SM]

Process, approve, and pay eligible claims in one day

Innovating

- Enhances our brand and differentiates from competitors
- Increases U.S. policyholders' trust in the Company
- Over 90% of U.S. policyholders who use One Day Pay say they are likely to refer other people to Aflac

Notice of 2019 Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Aflac Incorporated (the “Company”) will be held on Monday, May 6, at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1. to elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2. to consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”);

3. to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

4. to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

How to Vote

It is important that you vote your shares. We offer several easy and cost-effective voting methods for your convenience.

Internet:	Telephone:	Mail:	In Person:

Visit www.proxyvote.com. You will need the control number that appears on your proxy card.	If your shares are held in the name of a broker, bank, or other nominee, follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card.	If you received a full package by mail, complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.	You may attend the Annual Meeting and vote orally or by ballot.

The accompanying proxy is solicited by the Company’s Board of Directors. The Proxy Statement and the Company’s 2018 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2018, are enclosed.* The record date for determining which shareholders are entitled to vote at the Annual Meeting is February 27, 2019. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting and any adjournment thereof.

Your vote is important! Even if you expect to attend the Annual Meeting, please vote in advance. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

J. Matthew Loudermilk

Secretary
March 22, 2019
Columbus, Georgia

*	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 6, 2019. This Proxy Statement and the Annual Report are available at proxyvote.com.

AFLAC INCORPORATED 2019 PROXY STATEMENT	i

By delivering on our promise to be there when policyholders need us most, paying claims fairly and promptly, and managing our business The Aflac Way, we’ve gained the trust of more than 50 million people worldwide.

March 22, 2019

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2019 Annual Meeting of Shareholders on Monday, May 6, 2019, where you can learn more about Aflac Incorporated’s recent business performance and strategy for the future. I encourage you to review the enclosed proxy materials and Aflac Incorporated’s 2018 Year in Review and Annual Report on Form 10-K to learn more about your company and our latest accomplishments. Then, please vote your shares, even if you plan to attend the Annual Meeting. We want to be sure your shares and your viewpoints are represented.

Aflac Incorporated has always managed the business for the long term while keeping our more immediate financial objectives top of mind. Our activities are centered on providing protection to our policyholders, growing our business, and driving shareholder value. By delivering on our promise to be there when policyholders need us most, paying claims fairly and promptly, and managing our business The Aflac Way, we’ve gained the trust of more than 50 million people worldwide. Following are some highlights that stand out from 2018:

GROWTH

Aflac Incorporated generated $2.9 billion in net earnings and an increase in adjusted earnings per diluted share on a currency-neutral basis of 21.5% to $4.13, driven by strength in core margins, investment income and benefits of the Tax Cuts and Jobs Act signed into law on December 22, 2017 (“U.S. Tax Reform”) on lowering our effective tax rate. Our results are especially meaningful given the low-interest-rate environment in Japan and increased expenses associated with the build-out of our technology platform in both segments. Earned premium was supported by strong sales and persistency in both of our key markets. In addition, Aflac U.S. not only produced record sales in the amount of $1.6 billion, but also recorded pretax adjusted earnings of $1.3 billion, which is 3.2% higher than a year ago. 2018 marked Aflac Japan’s largest combined sales of third and first sector protection in a decade, with ¥93.9 billion in sales.

AFLAC JAPAN BRANCH CONVERSION

We successfully completed the conversion of Aflac Japan from a branch to a subsidiary on April 1, 2018, without disrupting day-to-day operations. The conversion better aligns our Japan legal structure with global best practices and allows the Company to better optimize our capital by aligning with the risk profile of our business segments.

CAPITAL DEPLOYMENT

Investing in our profitable business model remains the first priority for our capital. We remain committed to returning capital to our shareholders in the form of dividends and share repurchase. Accordingly, our Board of Directors increased the cash dividend 19.5% in 2018, marking the 36th consecutive year of dividend increases. This continued trend of increasing the dividend placed us among a very elite category of companies. In addition, we repurchased $1.3 billion, or 28.9 million shares. We will continue to seek the right balance of investing in our business, continuing our long record of dividend growth, and repurchasing stock.

II	AFLAC INCORPORATED 2019 PROXY STATEMENT

We believe that creating and nurturing a diverse working environment isn’t just a corporate initiative on paper; it’s a living, breathing way of doing business that represents the right thing to do for all of our constituents ...

CORPORATE CULTURE

We believe that creating and nurturing a diverse working environment isn’t just a corporate initiative on paper; it’s a living, breathing way of doing business that represents the right thing to do for all of our constituents, and it’s who we are. Our commitment to maintaining a diverse corporate culture highlights our commitment to including people who represent different viewpoints, and also shows the importance of maintaining a balance of historical perspectives with fresh viewpoints and new ideas at all levels of the Company, including our Board of Directors. Ultimately, we believe that fostering and welcoming all forms of diversity in our daily operations, throughout our management team and in the composition of our Board, enhances our ability to respond to all of our constituents the best way we can—The Aflac Way.

CORPORATE CITIZENSHIP

At Aflac Incorporated, we have worked to be a strong corporate citizen for decades because it’s the right thing to do. In addition to delivering strong results to our shareholders, there is an important element of our Company’s purpose that is made possible by these results.

U.S. Tax Reform provided us with an opportunity to increase our investments in initiatives that reflect our Company’s purpose and values: providing for our employees’ financial well-being; ensuring future growth for our Company by strategically investing in our business; and giving back to the community.

In 2018, we introduced My Special Aflac Duck, a smart comforting companion that helps children feel less alone by using interactive technology during their cancer treatment. Its compatible web-based app enables children to mirror their care routines, including medical play, lifelike movement and different emotions to help bring comfort to children during their cancer care journey. In December, My Special Aflac Duck was named to Time Magazine’s list of the Top 50 Inventions of 2018.

The Company’s success comes from the efforts of many, including you, our shareholders; our employees; our distribution channels and alliances; and our Board of Directors. On his retirement from the Board on May 6, 2019, I would like to take this opportunity to offer my sincere gratitude to Doug Johnson for his commitment to excellence and decades of dedicated service to the Company.

I also would like to thank you, our shareholders, for putting your faith, confidence, and resources in Aflac Incorporated. As we look ahead, delivering on our promise will remain our priority because that is not only what sets us apart, it’s who we are, and it’s how we’re here to help.

Sincerely,

Daniel P. Amos

Chairman, Chief Executive Officer and President

Letter from the Chairman, Chief Executive Officer and President
AFLAC INCORPORATED 2019 PROXY STATEMENT	iii

March 22, 2019

TO MY FELLOW SHAREHOLDERS:

It has been my honor to serve as Lead Non-Management Director on your behalf, and I am thrilled to have had the opportunity to work with a diverse and experienced team of Board members who are dedicated to effectively and prudently overseeing Aflac Incorporated’s corporate governance and business strategy. I want to share some of the key areas on which my fellow directors and I have focused over the past year.

Shareholder Engagement: As lead director, it has been my privilege to engage our investors and gain insight into their perspectives. The Board continues to work with the Company’s Investor Relations team and Corporate Secretary to ensure we listen to and consider the viewpoints and positions of those who invest in our business. As a result, the Board regularly receives valued feedback related to our Board practices, executive compensation structure, and sustainability efforts, to name a few areas. This results in productive discussions and actions representing you, our shareholders. Over the last year, the discussion around corporate purpose has come up more often than in the past. In fact, we began establishing and defining this corporate purpose many years ago, even before investors began showing an interest. We highlight some of our related efforts each year both in Aflac Incorporated’s Year in Review and Corporate Social Responsibility reports, which I invite you to read. I think that you will agree that the Company has a good story to tell.

Furthering Corporate Purpose: The Board is committed to ensuring that Aflac Incorporated is well-positioned to succeed in both the short and long term. In 2018, the Board oversaw the successful completion of converting Aflac’s Japan branch to a subsidiary. In addition, following the U.S. Tax Reform, the Board oversaw investments into the business and its employees that are consistent with our values and utilize a long-term perspective. With a dedicated committee of the Board, the Company continues to focus on the importance of corporate social responsibility and sustainability. We’re fortunate that while working to achieve our objectives, the Company continues to receive a tremendous amount of positive feedback. For 13 consecutive years, Aflac Incorporated has been recognized by Ethisphere as one of the World’s Most Ethical Companies. In 2018, Fortune magazine recognized Aflac Incorporated as one of the 100 Best Companies to Work for in America for the 20th consecutive year and in 2019 Fortune included Aflac on its list of World’s Most Admired Companies for the 18th time. These accolades confirm our strong belief that you can still survive, and even thrive, while doing the right things. To help children facing cancer, Aflac also accelerated the rollout of My Special Aflac Duck and made the ongoing commitment to deliver these smart companions to children diagnosed with cancer in the U.S. We hope to do the same in Japan in the near future. To support future growth of the Company, Aflac Incorporated also increased its original investment in the Aflac Ventures Fund from $100 million over three years to $250 million over three to four years. The Board takes an active role in activities such as these to place the Company in a better position for the future.

Risk Oversight: It is vitally important that our Board continually works to identify risks that are relevant to both the industry and to the Company. Along with carefully monitoring traditional risks associated with investments and our product risk profile, as well as, maintaining strong capital ratios and operational risk, the Board has overseen significant advancements in information security and has adopted an information security policy with the goal of ensuring that the Company’s information assets and data, and the data of its customers, are appropriately protected.

Board Composition and Refreshment: The Board has worked hard to ensure that its members represent a diverse cross-section of knowledge and experience that bring value to the Board room. The Board engages in a regular self-evaluation process to ensure we maintain a cohesive, diverse, and well-constituted board of high integrity that exemplifies the right balance of perspective, experience, independence, skill sets, and subject matter experts required for prudent oversight of the Company. Recognizing the importance of striking the right balance of longer tenured members who lend a historical perspective with newer members who infuse the Company with fresh viewpoints, we have added five new directors over the last five years. Through our own deliberations as well as discussions with investors, it became clear that cyber security is a growing concern that requires expertise within the Company and at the Board level. As such, we made it a priority to identify suitable candidates with cyber security experience to our Board. We believe we found an excellent candidate in Georgette Kiser.

With these comprehensive but vital topics in mind, I encourage you to review the accompanying Proxy Statement and associated materials and to vote your shares before our annual meeting on May 6, 2019.

The Board looks forward to obtaining and acting upon feedback from our investors, and we thank you for your support and the privilege of representing you and your shares. It has been my pleasure, and my privilege, to have served on Aflac Incorporated’s Board, and I look forward, as a fellow shareholder, to all of the ways the Company will continue to uphold its promises.

Sincerely,

Douglas W. Johnson

Lead Non-Management Director

Letter from the Lead Non-Management Director
IV	AFLAC INCORPORATED 2019 PROXY STATEMENT

AFLAC INCORPORATED 2019 PROXY STATEMENT	1

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement, but it does not contain all of the information you should consider. Please read the entire Proxy Statement before voting. This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 22, 2019.

For more complete information regarding the Company’s 2018 performance, please review the Company’s Annual Report on Form 10-K. In this Proxy Statement, the terms “Company,” “we,” or “our” refer to Aflac Incorporated. The term “Aflac” refers to the Company’s subsidiary, American Family Life Assurance Company of Columbus, which operates in the United States and operated as a branch in Japan (“Aflac Japan”) through March 31, 2018. The conversion of Aflac Japan from a branch to a legal subsidiary, Aflac Life Insurance Japan Ltd., was completed on April 1, 2018. The term “Aflac U.S.” refers collectively to the Company’s United States insurance subsidiaries: Aflac; American Family Life Assurance Company of New York (Aflac New York), a wholly owned subsidiary of Aflac; and Continental American Insurance Company (CAIC), branded as Aflac Group Insurance.

ANNUAL MEETING OF
SHAREHOLDERS

Date	May 6, 2019
Time	10:00 am
Place	Columbus Museum
(the Patrick Theatre),
1251 Wynnton Road,
Columbus, Georgia
Record Date	February 27, 2019

AGENDA AND VOTING MATTERS

Proposal		Board recommendation	Page
1.	to elect as Directors of the Company the eleven nominees named in this Proxy Statement	For each nominee	9
2.	to consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”)	For	63
3.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm	For	67

Information about our Board Members

BOARD TENURE	DIVERSITY OF SKILLS AND EXPERIENCE

2019 Independent Director nominees (10)	2019 all Director nominees (11)

7 of our 10 Independent Director nominees are minority and/or women

2	AFLAC INCORPORATED 2019 PROXY STATEMENT

DIRECTOR NOMINEES

Each Director stands for election annually. The following table provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

				Committee Memberships
Name	Age	Director Since	Ind.	Audit & Risk(2)	Compensation	Corporate Development	Corporate Governance	Executive	Finance & Investment	Corporate Social Responsibility & Sustainability
Daniel P. Amos
Chairman, Chief Executive Officer and President of Aflac Incorporated	67	1983						CHAIR
W. Paul Bowers(1)
Chairman, President and Chief Executive Officer of Georgia Power Co.	62	2013	●	●		CHAIR		●		●
Toshihiko Fukuzawa
President and CEO, Chuo Real Estate Co., Ltd.	62	2016	●						●
Robert B. Johnson
Retired Senior Advisor, Porter Novelli PR	74	2002	●		CHAIR		●	●
Thomas J. Kenny
Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management	55	2015	●			●			CHAIR
Georgette D. Kiser
Chief Information Officer, Managing Director The Carlyle Group	51	*	●
Karole F. Lloyd
Certified Public Accountant and retired Ernst & Young LLP audit partner	60	2017	●	●					●
Joseph L. Moskowitz
Retired Executive Vice President, Primerica, Inc.	65	2015	●	●	●	●
Barbara K. Rimer, DrPH
Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill	70	1995	●				●			CHAIR
Katherine T. Rohrer
Vice Provost Emeritus, Princeton University	65	2017	●				●
Melvin T. Stith
Interim President of Norfolk State University and Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University	72	2012	●				CHAIR	●		●

*	First year nominated
(1)	Nominated for Lead Non-Management Director effective May 6, 2019
(2)	The current Chair, Douglas W. Johnson, is retiring from the Board on May 6, 2019. The Board will determine the new Chair in May.

Proxy Summary
AFLAC INCORPORATED 2019 PROXY STATEMENT	3

2018 Business Highlights

In 2018, the Company delivered strong operating results.

We generated net earnings of $2.9 billion. Excluding the significant benefit of U.S. Tax Reform in 2017, the net earnings increased 10%.
Adjusted earnings per diluted share, excluding foreign currency effect*, increased 21.5% over 2017, meeting our objective for the 29th consecutive year (including the significant benefit of U.S. Tax Reform in 2018).
Combined, we generated $2.5 billion in total sales(1), in the United States and Japan, driven by a 3.2% increase in sales in the United States, and a 2.0% increase in third and first sector protection sales (which includes cancer and medical insurance) in Japan.
We repurchased approximately $1.3 billion or 28.9 million of the Company’s shares as part of a balanced capital allocation program.
We increased the 2018 cash dividend by 19.5%, marking the 36th consecutive year of increasing the dividend.
We are committed to achieving a high level of total return for our shareholders. From August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2018, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 7,502%, compared with 1,664% for the Dow Jones Industrial Average, 1,305% for the S&P 500 Index, and 793% for the S&P 500 Life & Health Insurance Index(2).

•	We generated a strong return on equity of 12.2%, and our adjusted return on shareholders’ equity (“AROE”)*, for the full year was 15.3%.	•	We have successfully executed converting our Japanese operations from a branch to a subsidiary. We believe that converting to this structure will allow the Company to further align with emerging global best practices in the financial services sector while also ensuring that our financial profile is as strong as it is today.
•	Total adjusted revenues increased 1.8% to $22.0 billion reflective of continued growth of the inforce business in both United States and Japan. Total adjusted revenues on a currency-neutral basis* increased 0.8% to $21.8 billion.

*	Adjusted earnings per diluted share excluding foreign currency impact, total adjusted revenues on a currency-neutral basis, and AROE, are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the Appendix to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the nearest GAAP measure.
(1)	As defined in Item 1. Business in the Company’s 2018 Annual Report on Form 10-K.
(2)	Copyright © 2019 Standard & Poor’s, a division of S&P Global, Inc. All rights reserved.

Proxy Summary
4	AFLAC INCORPORATED 2019 PROXY STATEMENT

Executive Compensation Highlights

Our executive compensation philosophy is to provide pay that is aligned with the Company’s results. We believe this is the most effective method for creating shareholder value and that it has played a significant role in making the Company an industry leader. Our pay-for-performance compensation program generally targets market median positioning and delivers the majority of direct compensation through performance-based elements. This ensures proper alignment with our shareholders and ties compensation for named executive officers to the Company’s performance.

The Company’s executive compensation program reflects our corporate governance best practices principles:

•

The Board’s independent Compensation Committee oversees the program.

•

The Compensation Committee retains an independent compensation consultant that reports only to that Committee.

•

In 2017, the CEO’s annual long-term incentive (“LTI”) grant was transitioned from our historic pay ranking-performance matrix approach to a more typical market-based approach.

•

The independent compensation consultant briefs the full Board annually on CEO pay and performance alignment.

•

We were the first public company in the U.S. to voluntarily provide shareholders with a say-on-pay vote–three years before such votes became mandatory.

•

Executive officers and Directors may not enter into 10b5-1 plans (unless approved by the Compensation Committee) or hedge or pledge the Company’s stock.

•

Executive officers and Directors have been subject to stock ownership guidelines for almost two decades.

•

We have had a clawback policy since 2007.

•

We do not provide for change-in-control excise tax gross-ups.

•

All employment agreements contain double trigger change-in-control requirements.

Executive Compensation Program Changes

From our first voluntary “say-on-pay” advisory vote in 2008 until 2013, the Company received endorsement rates from our shareholders that averaged more than 96%.

For a few years after that, the support for our executive compensation program was less favorable, falling in the 80-90% range. However, we are pleased that 96% of our shareholders voted in favor of our 2018 say-on-pay proposal. We believe this renewed support reflects favorably on changes we have made to our executive compensation program over the past few years in response to what we learned from our engagement with shareholders. These changes are described in the Compensation Discussion & Analysis under the heading “Response to Say-on-Pay Vote.”

We work hard to ensure we continue to lead in executive compensation best practices, and stay focused on performance-based program elements that align with shareholder interests. Accordingly, we will continue to review our compensation program to determine if additional changes are warranted.

Proxy Summary
AFLAC INCORPORATED 2019 PROXY STATEMENT	5

Solicitation and Revocation of Proxy

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders to be held on Monday, May 6, for the purposes set forth in the accompanying Notice of Annual Meeting and described in detail herein, and any adjournment of that meeting. The Annual Meeting will be held at 10 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

The mailing address of our principal executive offices is Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

All properly executed proxies returned to the Company will be voted in accordance with the instructions contained thereon. If you return your signed proxy with no voting instructions indicated, the proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 3, and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If you are a shareholder of record, you also may submit your proxy online or by telephone in accordance with the procedures set forth in the enclosed proxy, or you may vote in person at the Annual Meeting. Shareholders can revoke a proxy at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent internet or telephonic proxy. Shareholders who attend the Annual Meeting may revoke any proxy previously granted and vote in person orally or by written ballot.

This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 22, 2019.

Solicitation of Proxies

The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their customers, and will reimburse these entities for the associated mailing and related expenses. In addition, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts, but those individuals will not receive additional compensation for these efforts. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

As permitted by SEC rules, we are making these proxy materials available to our shareholders electronically. We believe providing online access to our critical documents will conserve natural resources and reduce the costs of printing and distributing our proxy materials. Accordingly, we have mailed to most of our shareholders a notice about the internet availability of this Proxy Statement and the Company’s 2018 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2018 (together, the “Annual Report”) instead of paper copies of those documents. The notice contains instructions on how to access our reports online, how to vote at proxyvote.com, and how to request and receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report. If you select the online access option for the Proxy Statement, Annual Report, and other account mailings through aflinc®, the Company’s secure online account management system, you will receive an electronic notice of availability of your proxy materials. If you do not receive a notice and did not already elect online access, you will receive a paper copy of the proxy materials by mail.

6	AFLAC INCORPORATED 2019 PROXY STATEMENT

Multiple Shareholders Sharing the Same Address

The Company is sending only one Annual Report and one Proxy Statement or notice of availability of these materials to shareholders who consented and who share a single address. This is known as “householding.” However, any registered shareholder who wishes to receive a separate Annual Report or Proxy Statement may contact Shareholder Services by phone at (800) 227-4756, by email at shareholder@aflac.com, or by mail at the address set forth above and we will promptly provide additional copies. If you receive multiple copies of the Annual Report or Proxy Statement or notice of availability of these materials, you may request householding by contacting Shareholder Services (if you are a registered shareholder) or by contacting the holder of record (if you own the Company’s shares through a bank, broker, or other holder of record).

Description of Voting Rights

The Company believes that long-term shareholders should have a greater say in our success. Accordingly, the Company’s Articles of Incorporation provide that each share of the Company’s Common Stock is entitled to one vote until it has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to ten votes. If a share is transferred by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares are deemed to have been acquired and held continuously from the date on which the underlying shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by evidence to the contrary. If you wish to demonstrate that you have held your Common Stock in street name for longer than 48 months, please complete and execute the affidavit appearing on the reverse side of your proxy. The Board may require evidence to support the affidavit.

Quorum and Vote Requirements

Holders of record of Common Stock at the close of business on February 27, 2019, will be entitled to vote at the Annual Meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 748,849,833. According to the Company’s records, this represents the following voting rights:

Number of shares		Votes per share		Yields this many votes
695,133,073	@	1	=	695,133,073
53,716,760	@	10	=	537,167,600
748,849,833		Total		1,232,300,673

If all of the outstanding shares were entitled to ten votes per share, the total number of possible votes would be 7,488,498,330. However, for purposes of this Proxy Statement, we assume that the total number of votes that may be cast at the Annual Meeting will be 1,232,300,673.

The holders of a majority of the voting rights entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of any business that comes before the meeting. Abstentions are counted as “shares present” for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

Solicitation and Revocation of Proxy | Multiple Shareholders Sharing the Same Address
AFLAC INCORPORATED 2019 PROXY STATEMENT	7

The following table shows the voting requirements for each proposal we expect at the Annual Meeting.

Proposal	Vote required to Pass	Effect of abstentions and broker non-votes
Uncontested election of directors	Votes cast for a nominee exceed votes cast against that nominee	Abstentions and broker non-votes are not counted as votes cast and have no effect
Advisory say-on-pay	Majority of the votes cast	Abstentions and broker non-votes are not counted as votes cast and have no effect
Ratification of the Independent Registered Public Accounting Firm	Majority of the votes cast	Abstentions are not counted as votes cast and have no effect. Brokers and other nominees may vote without instructions, so we do not expect broker non-votes.

If a nominee who is already serving as a Director is not re-elected at the Annual Meeting in an uncontested election, Georgia law provides that Director would continue to serve on our Board as a “holdover director.” However, our Director Resignation Policy provides that holdover directors must tender a resignation to our Chairman of the Board. The Corporate Governance Committee will consider such resignation and recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors its members deem relevant, including the stated reasons why shareholders voted against such Director, the qualifications of the Director, and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than ninety days following the date of the Annual Meeting at which the election occurred. The Company will, within four business days after such decision were made, publicly disclose that decision in a Form 8-K filed with the SEC, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation. If there were a nominee who was not already serving as a Director, and that individual was not elected at the Annual Meeting, that nominee would not become a Director or a holdover director.

In a contested election at an annual meeting of shareholders (meaning the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of Directors.

Effect of Not Casting a Vote

If you hold your shares in street name, it is critical that you provide voting instructions to the record owner. Your bank or broker is not permitted to vote without your instructions in the election of Directors (Proposal 1) or on the advisory vote on executive compensation (Proposal 2). Broker non-votes on these matters will have no effect on the outcome of the proposals. Your bank or broker may vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3).

If you are a shareholder of record and you do not return your proxy card, no votes will be cast on your behalf on any item of business at the Annual Meeting.

Solicitation and Revocation of Proxy | Quorum and Vote Requirements
8	AFLAC INCORPORATED 2019 PROXY STATEMENT

Proposal 1: Election of Directors

The Company proposes that the following eleven individuals be elected to the Board. These individuals have been nominated by the Board’s Corporate Governance Committee and, if elected, are willing to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The people named in the accompanying proxy (or their substitutes) will vote to elect these nominees unless specifically instructed to the contrary. However, if any nominee becomes unable or unwilling to serve or is otherwise unavailable for election, the people named in the proxy (or their substitutes) will have discretionary authority to vote or to refrain from voting on any substitute nominee. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

We expect all of our Directors to have a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. As shown below, our nominees have a range of skills and experience in areas that are critical to our industry and our operations. All but one of the nominees are currently members of our Board. Upon the recommendation of the Corporate Governance Committee, Georgette D. Kiser has been nominated to serve on the Board. Ms. Kiser was recommended for the Board by the Chair of the Compensation Committee.

Douglas W. Johnson, who has served on our Board since 2003, has reached our mandatory retirement age and is not eligible to be nominated for re-election.

DIRECTOR SKILLS SUMMARY

Name	Independent	Marketing and Public Relations	Current or former CEO	Operations Experience	Japanese Market Experience	Investment and Financial Expertise	Regulatory and Risk Mgmt. Experience	Industry Experience	Public Health Experience	Digital/Cyber Security Experience
Daniel P. Amos		●	●	●	●	●	●	●
W. Paul Bowers	●		●	●	●	●	●			●
Toshihiko Fukuzawa	●		●	●	●	●	●	●		●
Robert B. Johnson	●	●					●		●
Thomas J. Kenny	●			●	●	●	●
Georgette D. Kiser	●			●		●	●			●
Karole F. Lloyd	●			●		●	●	●
Joseph L. Moskowitz	●			●		●	●	●
Barbara K. Rimer, DrPH	●							●	●
Katherine T. Rohrer	●			●		●	●
Melvin T. Stith	●	●				●	●

The Board of Directors recommends a vote “for” the election of each of the following nominees as Directors.

AFLAC INCORPORATED 2019 PROXY STATEMENT	9

AGE

67

DIRECTOR SINCE

1983

COMMITTEES

Executive (Chair)

Daniel P. Amos	Chairman, Chief Executive Officer and President of Aflac Incorporated

Mr. Amos has been Chief Executive Officer of the Company and Aflac since 1990, Chairman since 2001, President of Aflac from July 2017 to May 2018, and President of Aflac Incorporated since February 2018. He has spent 40 years in various positions at Aflac.

SKILLS AND RECOGNITION

Institutional Investor magazine has named Mr. Amos one of America’s Best CEOs in the life insurance category five times. Harvard Business Review has named Mr. Amos among the World’s Best Performing CEOs in each of the past four years. CR Magazine recently honored him with a Lifetime Achievement Award for his dedication to corporate responsibility.

Mr. Amos’ experience and approach deliver insightful expertise and guidance to the Board of Directors on topics relating to corporate governance, people management, and risk management.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Synovus Financial Corp. (2001-2011)

•  Southern Company (2000-2006)

INDEPENDENT

AGE

62

DIRECTOR SINCE

2013

NOMINATED FOR
LEAD NON-
MANAGEMENT
DIRECTOR
(May 6, 2019)

COMMITTEES

Corporate
Development
(Chair)

Audit and Risk*

Corporate Social
Responsibility &
Sustainability

Executive

*Financial Expert

W. Paul Bowers	Chairman, President and Chief Executive Officer of Georgia Power Co.

Mr. Bowers has been chairman, president and chief executive officer of Georgia Power, the largest subsidiary of Southern Company, since 2011. Before that, Mr. Bowers served as chief financial officer of Southern Company from 2008 to 2010. Previously, he served in various senior executive positions across Southern Company in Southern Company Generation, Southern Power, and the company’s former U.K. subsidiary, where he was president and chief executive officer of South Western Electricity LLC/Western Power Distribution.

SKILLS AND RECOGNITION

Mr. Bowers brings to the Board a valuable and unique perspective from his considerable financial knowledge; national and international business experience, including operating in a highly regulated industry; and expertise in corporate development and managing the evolving risks associated with cyber security.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Chair, Atlanta Committee for Progress (2016)

•  Nuclear Electric Insurance Ltd. (since 2009) current Chairman

•  Board of Regents of the University System of Georgia (2014-2018)

•  Federal Reserve Bank of Atlanta’s Energy Policy Council (2008-2018)

Proposal 1: Election of Directors
10	AFLAC INCORPORATED 2019 PROXY STATEMENT

INDEPENDENT

AGE

62

DIRECTOR SINCE

2016

COMMITTEES

Finance and
Investment

Toshihiko Fukuzawa	President and CEO of Chuo Real Estate Co., Ltd

Mr. Fukuzawa has been the president and chief executive officer of Chuo Real Estate Co., Ltd., a real estate development and leasing company in Japan, since July 2018. Previously, he was the president and chief executive officer of Yushu Tatemono Co., Ltd., also a real estate development and leasing company in Japan, from June 2015 to June 2018. He served as deputy president and a representative director at Mizuho Trust & Banking Co., Ltd. from April 2013 to March 2015, managing executive officer and head of the IT System Group at Mizuho Bank Ltd. from June 2011 to March 2013, and deputy president and a representative director at Mizuho Information & Research Institute from June 2009 to June 2011. From 2002 to 2011, he held executive officer and general manager positions at Mizuho Bank, Ltd., part of Mizuho Financial Group, Inc. Mr. Fukuzawa held various positions of increasing responsibility at Dai-Ichi Kangyo Bank, Ltd., which he joined in 1979.

SKILLS AND RECOGNITION

Over a 36-year career as a professional banker in Japan, Mr. Fukuzawa gained extensive business and IT knowledge and experience with a wide range of Japanese financial services institutions, including insurance companies. He provides the Board with valuable insight and expertise relevant to the Company’s Japanese business.

INDEPENDENT

AGE

74

DIRECTOR SINCE

2002

COMMITTEES

Compensation

(Chair)

Corporate
Governance

Executive

Robert B. Johnson	Retired Senior Advisor, Porter Novelli PR

Mr. Johnson retired from Porter Novelli PR, where he was a senior advisor from 2003 until 2014. Until 2008, he served as chairman and CEO of the One America Foundation, an organization that promotes dialogue and solidarity among Americans of all races and provides education, grants, and technical equipment to disadvantaged youth. Before that, he served in President Clinton’s administration as an assistant to the President and director of the President’s initiative for One America. He served two years in the Carter Administration, and then was the Business Regulations Administrator for Washington, D.C.

SKILLS AND RECOGNITION

Mr. Johnson has extensive experience in political and media strategic planning and community involvement. He also brings to the Board substantial experience in executing public relations strategies and promoting diversity.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Deputy Chair, Democratic National Committee (2003-2004)

Proposal 1: Election of Directors
AFLAC INCORPORATED 2019 PROXY STATEMENT	11

INDEPENDENT

AGE

55

DIRECTOR SINCE

2015

COMMITTEES

Finance and
Investment

(Chair)

Corporate
Development

Thomas J. Kenny	Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management

Mr. Kenny has served as a TIAA-CREF Funds Board trustee since 2011, and as chair of the board since September 2017. He recently served as chair of the TIAA-CREF Funds Investment Committee and on the TIAA-CREF Funds Operations Committee. Prior to his role at TIAA-CREF, Mr. Kenny held a variety of leadership positions at Goldman Sachs for twelve years, most recently serving as partner and advisory director. He also served as co-head of the Global Cash and Fixed Income Portfolio team at Goldman Sachs Asset Management, where he was responsible for overseeing the management of more than $600 billion in assets across multiple strategies with teams in London, Tokyo, and New York. Before joining Goldman Sachs, Mr. Kenny spent thirteen years at Franklin Templeton. He is a CFA charter holder.

SKILLS AND RECOGNITION

Mr. Kenny’s extensive experience in investment management and financial markets provides the Board with valuable insight and expertise.

OTHER BOARD OR LEADERSHIP POSITIONS

•  CREF Board of Trustees, Chairman

•  TIAA-CREF Fund Complex Executive Committee, Chair

•  TIAA-CREF Fund Complex Investment Committee

•  TIAA-CREF Fund Complex Operations Committee

•  TIAA-CREF Fund Complex Nominating and Governance Committee

INDEPENDENT

AGE

51

DIRECTOR NOMINEE

Georgette D. Kiser	Chief Information Officer, Managing Director The Carlyle Group

Ms. Kiser is a managing director and chief information officer at The Carlyle Group, a global alternative asset management firm, where she has been responsible for leading the firm’s global technology and solutions organization since February 2015. In this role, Ms. Kiser develops and drives information technology strategies across the global enterprise, which includes the firm’s application development, data, digital, infrastructure, cyber security, and program management and outsourcing activities. Prior to joining The Carlyle Group, Ms. Kiser held positions of increasing responsibility at T. Rowe Price Associates, Inc., also a global alternative asset management firm, from 1996 to 2015, including the role of vice president, Enterprise Solutions and Capabilities within the services and technology organization.

SKILLS AND RECOGNITION

Throughout Ms. Kiser’s three-plus decade career, she has established extensive experience and success developing and leading talented teams to deliver decision support systems and technical solutions for financial services firms. She has consistently been recognized for bringing credibility to solutions and technical organizations in addition to building strong business partnerships, leveraging human and technical resources, implementing investment and customer management systems, and producing advanced data management solutions.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Adtalem Global Education (since 2018)

•  YearUp.org (National Capital Region) Board of Trustees (since 2016)

•  The Boys’ Latin School of Maryland Board of Trustees (since 2009)

•  Previously served on the Boards of Trustees for the University of Baltimore Foundation, T. Rowe Price Foundation, the University of Baltimore Merrick School of Business Advisory Board, The Maryland Business Roundtable STEMnet board, and the Greater Baltimore Committee Leadership

Proposal 1: Election of Directors
12	AFLAC INCORPORATED 2019 PROXY STATEMENT

INDEPENDENT

AGE

60

DIRECTOR SINCE

2017

COMMITTEES

Audit and Risk*

Finance and
Investment

*Financial Expert

Karole F. Lloyd	Certified Public Accountant and retired Ernst & Young LLP audit partner

Ms. Lloyd is a certified public accountant and retired as vice chair and managing partner for Ernst & Young, LLP, a global accounting firm, in December 2016. She brings more than 37 years of work experience and leadership, most recently as part of the board of Ernst & Young, and has extensive experience in the audits of large financial services, insurance, and health care companies. She has served as an audit partner for publicly held companies in both the United States and Canada. Ms. Lloyd’s other experience includes leadership and consulting with respect to financial reporting, board governance and legal matters, regulatory compliance, internal audit, and risk management.

SKILLS AND RECOGNITION

Ms. Lloyd’s extensive accounting and advisory experience across the financial service industry, combined with her leadership skills and strategic thinking, provide valuable perspective for our Audit and Risk Committee.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Churchill Downs Incorporated (since 2018)

•  The University of Alabama President’s Advisory Council (since 2003)

•  The University of Alabama Board of Visitors for the Commerce and Business School (since 2001)

•  Atlanta Symphony Orchestra Board of Directors (since 2010)

•  Metro Atlanta Chamber of Commerce, Board of Trustees and Executive Committee (2009-2016)

INDEPENDENT

AGE

65

DIRECTOR SINCE

2015

COMMITTEES

Audit and Risk*

Compensation

Corporate
Development

*Financial Expert

Joseph L. Moskowitz	Retired Executive Vice President, Primerica, Inc.

Mr. Moskowitz retired from Primerica, Inc., an insurance and investments company, where he served as executive vice president from 2009 until 2014, leading the Product Economics and Financial Analysis Group. He joined Primerica in 1988, and served in various capacities, including managing the group responsible for financial budgeting, capital management support, earnings analysis, and analyst and stockholder communications support. He served as chief actuary from 1999 to 2004. Before joining Primerica, Mr. Moskowitz was vice president of Sun Life Insurance Company from 1985 to 1988 and was a senior manager at KPMG from 1979 to 1985.

SKILLS AND RECOGNITION

With forty years of actuarial experience and leadership roles in the financial services industry, Mr. Moskowitz provides insight into the analysis and evaluation of actuarial and financial models, which form the basis of various aspects of corporate planning, financial reporting, and risk assessment, to the Board.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Fellow, Society of Actuaries

•  Member, American Academy of Actuaries

Proposal 1: Election of Directors
AFLAC INCORPORATED 2019 PROXY STATEMENT	13

INDEPENDENT

AGE

70

DIRECTOR SINCE

1995

COMMITTEES

Corporate Social
Responsibility &
Sustainability

(Chair)

Corporate
Governance

Barbara K. Rimer, DrPH	Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill

Dr. Rimer has been dean of the University of North Carolina Gillings School of Global Public Health since 2005, and alumni distinguished professor since 2003. Previously, she was director of the Division of Cancer Control and Population Sciences at the National Cancer Institute. She is a former director of Cancer Control Research and professor of community and family medicine at the Duke University School of Medicine. She was elected to the Institute of Medicine in 2008.

SKILLS AND RECOGNITION

At the Gillings School of Public Health, Dr. Rimer works to improve public health, promote individual well-being, and eliminate health inequities across North Carolina and around the world. In 2012, Dr. Rimer was appointed Chairman of the President’s Cancer Panel and has been reappointed twice since then. Her insight and leadership with respect to the public health sector are extremely relevant to the Company’s business and operations.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Chair, President’s Cancer Panel (since 2012)

INDEPENDENT

AGE

65

DIRECTOR SINCE

2017

COMMITTEES

Corporate
Governance

Katherine T. Rohrer	Vice Provost Emeritus, Princeton University

Dr. Rohrer is vice provost emeritus, Princeton University, having served as vice provost for Academic Programs from 2001 until 2015. Prior to assuming this role, starting in 1988, Dr. Rohrer held several senior leadership positions at Princeton University, including associate dean of the faculty and assistant dean of the college. Following her retirement, she served as interim associate dean of the graduate school in 2016-17. At Columbia University, she was an assistant professor from 1982 to 1988. Dr. Rohrer is also a trustee of Emory University, where she chairs the academic affairs committee and serves on the finance and executive committees.

SKILLS AND RECOGNITION

With more than 30 years as a university leader, Dr. Rohrer brings a wealth of experience highlighted by a commitment to academic rigor and financial management. Her operational expertise includes executing on institutional budgetary decisions; leading academic governance and priority-setting; spearheading the recruitment of deans and other senior academic administrators; developing university-level messaging and communications; and managing endowments. Dr. Rohrer’s management career has included a focus on social responsibility, inclusion, and diversity.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Emory University Board of Trustees (since 2008; chair, Academic Affairs Committee; member, Executive Committee, Finance Committee)

•  Previously served on the boards of Morristown-Beard School, Morristown, NJ; Trinity Church, Princeton, NJ; Crisis Ministry of Trenton and Princeton (now “Arm in Arm”); and Dryden Ensemble.

Proposal 1: Election of Directors
14	AFLAC INCORPORATED 2019 PROXY STATEMENT

INDEPENDENT

AGE

72

DIRECTOR SINCE

2012

COMMITTEES

Corporate
Governance (Chair)

Corporate Social
Responsibility &
Sustainability

Executive
(beginning
February 14, 2019)

Melvin T. Stith	Interim President of Norfolk State University and Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University

Dr. Stith is interim president of Norfolk State University and dean emeritus of the Martin J. Whitman School of Management at Syracuse University, having served as dean from 2005 until 2013. Prior to assuming this role, Dr. Stith was the dean emeritus and the Jim Moran Professor of Business Administration at Florida State University for thirteen years. He has been a professor of marketing and business since 1977 following his service as a captain in the U.S. Army Military Intelligence Command.

SKILLS AND RECOGNITION

Dr. Stith’s financial acumen and his leadership skills in consensus-building, risk management, and executive management add an important dimension to the composition of our Board.

OTHER BOARD OR LEADERSHIP POSITIONS

•  Synovus Financial Corp. (since 1998)

•  Flowers Foods, Inc. (since 2004)

•  Jim Moran Foundation (since 2000)

•  Previously served on the boards of Correctional Services Corporation, JM Family Enterprises Youth Automotive Training Center, the Keebler Company, United Telephone of Florida, and Rexall Sundown.

DIRECTORS NOT STANDING FOR RE-ELECTION

Under the Company’s Bylaws, Mr. Douglas W. Johnson, who has turned 75 prior to our Annual Meeting, is not eligible to be nominated for re-election. Mr. Johnson has served on our Board since 2003.

Proposal 1: Election of Directors
AFLAC INCORPORATED 2019 PROXY STATEMENT	15

The following information is provided with respect to each Director and nominee:

Name	Shares of Common Stock Beneficially Owned on February 27, 2019(1)	Percent of Outstanding Shares	Voting Rights on February 27, 2019	Percent of Available Votes
Daniel P. Amos	4,506,368.6		36,004,850	2.9
W. Paul Bowers	27,717	*	124,265	*
Toshihiko Fukuzawa	3,011,228.4		30,011,228	2.4
Douglas W. Johnson	172,011	*	859,438.1
Robert B. Johnson	35,254	*	197,902	*
Thomas J. Kenny	52,434	*	232,434	*
Georgette D. Kiser	–	–	–	–
Karole F. Lloyd	22,058	*	22,058	*
Joseph L. Moskowitz	34,814	*	34,814	*
Barbara K. Rimer, DrPH	137,672	*	944,900.1
Katherine T. Rohrer	5,223	*	5,223	*
Melvin T. Stith	33,378	*	211,423	*
*	Percentage not listed if less than .1%.

(1)	Includes 614,344 shares of restricted stock awarded under the Long-Term Incentive Plan for Daniel P. Amos that he has the right to vote. These shares will vest three years from the date of grant if the Company attains certain performance goals. Includes options to purchase shares, which are exercisable within 60 days for: Douglas W. Johnson, 136,172; Thomas J. Kenny, 29,470; Joseph L Moskowitz, 19,426; and Barbara K. Rimer, DrPH, 114,008. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for W. Paul Bowers, Tohsihiko Fukuzawa, Robert B. Johnson, Karole F. Lloyd, Barbara K. Rimer, DrPH, Katherine T. Rohrer, and Melvin T. Stith 3,536 each, Thomas J. Kenny, 8,192 and Joseph L. Moskowitz, 4,868, for which these individuals have the right to vote. These shares will vest four years from the date of grant, except shares granted after May 2015, which will vest one year from the date of grant.

Also includes the following shares:

Daniel P. Amos: 4,916 shares owned by his spouse; 957,560 shares owned by a partnership of which he is a partner; 908,632 shares owned by trusts of which he is trustee; 31,682 shares owned by a corporation; 238,008 shares owned by the Daniel P. Amos Family Foundation, Inc.; 823,159 owned by the Soma Foundation, Inc.; and 224,888 shares owned by the Paul S. Amos Family Foundation, Inc.

Toshihiko Fukuzawa: 3,000,000 shares owned by The Mizuho Trust & Banking Co., Ltd. Mr. Fukuzawa represents the power to vote these shares.

Proposal 1: Election of Directors
16	AFLAC INCORPORATED 2019 PROXY STATEMENT

Corporate Governance

Shareholder Outreach

The Company has a long history of engaging shareholders to learn about the issues and concerns that are important to them. We believe that open communications can have a positive influence on our corporate governance practices. For example, we are proud to have been the first publicly traded company in the United States to voluntarily allow shareholders a say-on-pay vote. In keeping with this governance philosophy, we communicate with our shareholders on a regular basis and incorporate their feedback into our decision-making process.

Director Independence

The Board annually assesses the independence of each Director nominee. Daniel P. Amos is an employee of the Company. The Board has determined that all of the other nominees are “independent” under New York Stock Exchange (“NYSE”) listing standards. None of the independent nominees has a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Board Leadership Structure

Daniel P. Amos has served as Chairman of the Board since 2001 and as CEO since 1990. The Board believes the most effective Board leadership structure for the Company is for the CEO to continue to serve as Chairman, working with a Lead Non-Management Director. This structure has served the Company well for many years. The CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and the Company’s performance is an integral part of Board deliberations. Accordingly, the Board believes that Mr. Amos is the Director most qualified to act as Chairman. The Board believes that Mr. Amos’ in-depth, long-term knowledge of the Company’s operations and his vision for the Company’s development provides decisive and effective leadership for the Board. However, the Board retains the authority to modify this structure to best advance the interests of all shareholders if circumstances warrant such a change.

The Board believes its existing corporate governance practices achieve independent oversight and management accountability. These governance practices are reflected in the Company’s Guidelines on Significant Corporate Governance Issues and the Committee charters. In particular:

● a substantial majority of our Board members are independent; ● the Audit and Risk, Compensation, and Corporate Governance Committees all comprise independent Directors;

●  the Company has a Lead Non-Management Director with significant responsibilities, as described below; and

●  the Non-employee Directors meet at each regularly scheduled Board meeting in executive session without management present.

AFLAC INCORPORATED 2019 PROXY STATEMENT	17

Lead Non-Management Director

If the Chairman and Chief Executive Officer roles are filled by the same person, or if the Chairman is not independent, the Board believes that an independent Director should be appointed to serve as the Lead Non-Management Director. The Lead Non-Management Director is elected annually by the Board (effective at the first Board of Director’s meeting following the Annual Meeting of Shareholders) based upon a recommendation by the Corporate Governance Committee. Although subject to an annual election, the Lead Non-Management Director is generally expected to serve for more than one year, but no more than four years.

Douglas W. Johnson is currently the Lead Non-Management Director. The Corporate Governance Committee has nominated Mr. W. Paul Bowers to serve as Lead Non-Management Director, which will be considered by the Board after Mr. Johnson retires from the Board effective May 6, 2019.

The responsibilities of the Lead Non-Management Director include:

●  consulting with the Chairman and Secretary to establish the agenda for each Board meeting;

●  setting the agenda for, and leading, all executive sessions of the Non-employee Directors;

●  when appropriate, discussing with the Chairman matters addressed at such executive sessions;

●  presiding over meetings of the Board at which the Chairman is not present;

●  presiding over discussions of the Board when the topic presents a potential conflict of interest for the Chairman;

●  facilitating discussions among the Non-employee Directors between Board meetings;

●  serving as a liaison between the Non-employee Directors and the Chairman;

●  when appropriate, serving as a liaison between management and the Board;

●  representing the Board in shareholder outreach; and

●  in coordination with the Chairman, facilitating the annual Board self-evaluation.

The Lead Non-Management Director has the authority to call meetings of the independent Directors.

Board Self-Evaluation

The effectiveness of our Board is of the utmost importance. The Board recognizes that we live in a dynamic world that requires regular self-evaluation to ensure that we have the best skill set and experience to serve the Company and that the Board is fulfilling its responsibilities. To that end, the Corporate Governance Committee is charged with overseeing an annual process of self-evaluation for the Board as a whole and for its individual members.

The Board’s annual self-evaluation process involves both the Chairman and the Lead Non-Management Director separately scheduling one-on-one conferences with the Directors to address a variety of topics related to the Board’s performance and oversight responsibility. Among other things, the Board considers its composition, with the goal of ensuring its members have the mix of skills and subject matter expertise required for prudent oversight of the Company. In addition, the Board evaluates its processes and operations, organization and committee structure, oversight, and performance, as well as the quality of the information provided to Directors by the Audit and Risk Committee about the Company’s risk-management and corporate compliance programs.

In addition to the formal self-evaluation process, the Non-employee Directors regularly meet in executive session, during which the Board’s performance and oversight responsibilities are frequently discussed.

Director Nominating Process

The Corporate Governance Committee believes that, at a minimum, nominees for Director must have two qualifications:

1. a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and	2. an impeccable record and reputation for honest and ethical conduct in both professional and personal activities.

Corporate Governance | Lead Non-Management Director
18	AFLAC INCORPORATED 2019 PROXY STATEMENT

Beyond these threshold requirements, the Corporate Governance Committee examines each prospective candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Company. The Corporate Governance Committee strives to build a diverse Board that is strong in its collective knowledge. In particular, the Corporate Governance Committee looks for nominees with experience in the following areas:

●	accounting and finance	●	business operations	●	corporate governance

●	management and leadership	●	business judgment	●	global markets

●	vision and strategy	●	industry knowledge

Finally, the Corporate Governance Committee considers diversity (including gender, ethnicity, race, color, and national origin) in nominating Directors. Nominees must be between the ages of 21 and 74.

The Corporate Governance Committee identifies potential nominees from three sources. The Committee seeks suggestions from current Directors and executive officers; may engage firms that specialize in identifying director candidates; and, as discussed below, considers candidates recommended by shareholders.

Once the Corporate Governance Committee identifies a potential nominee, members review publicly available information and contact candidates who warrant further consideration. If a potential nominee is willing to be considered for a seat on the Board, the Corporate Governance Committee will request more information.

Generally, the Corporate Governance Committee conducts one or more interviews with each prospective nominee. Committee members also may contact references provided by candidates, and speak with members of the business community or other people who may have firsthand knowledge of a candidate’s record. This process enables the Corporate Governance Committee to compare the accomplishments and qualifications of all potential nominees.

The Corporate Governance Committee will consider Director candidates recommended by shareholders. As with any prospective nominee, the Corporate Governance Committee will evaluate shareholder-nominated candidates in light of the needs of the Board and the qualifications of the particular individuals. In addition, the Corporate Governance Committee may consider the number of shares held by the recommending shareholder and the length of time such shares have been held.

To recommend a candidate for the Board, a shareholder must submit the recommendation in writing, including: (i) the name of the shareholder and evidence of the person’s ownership of Common Stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or qualifications to be a Director, and the candidate’s consent to be named as a Director if nominated by the Board.

The shareholder recommendation and information described above generally must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first.

Shareholder recommendations and accompanying information should be sent to the Corporate Secretary at Aflac Incorporated as described at the end of this Proxy Statement under the heading “Other Proposals or Director Nominations to be brought before our 2020 Annual Meeting.”

Our proxy access bylaw permits a shareholder (or group of up to twenty shareholders) owning shares of our outstanding capital stock representing at least 3% of the votes entitled to be cast on the election of Directors to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our Bylaws.

Corporate Governance | Director Nominating Process
AFLAC INCORPORATED 2019 PROXY STATEMENT	19

Enterprise-Wide Risk Oversight

Our Board oversees an enterprise-wide approach to risk management designed to achieve organizational and strategic objectives, to improve long-term performance, and to enhance shareholder value. Risk management requires more than just understanding the risks we face and the steps management takes to manage those risks. The Board also must understand what level of risk is appropriate for the Company. Our Directors are equipped to make all of these determinations because they are integral to the process of setting the Company’s business strategy.

While the Board oversees the risk-management process generally, several Board and management committees have specific roles that correspond with their areas of responsibility.

Audit and Risk Committee

Under its charter, the Audit and Risk Committee’s responsibilities include risk management and compliance oversight. Specifically, the Audit and Risk Committee:

●  discusses guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage exposure to risk;

●  reviews the Company’s risk assessment and enterprise risk-management framework, including risk-management guidelines, risk appetite, risk tolerances, key risk policies, and control procedures;

●  reviews critical regulatory risk-management filings and enterprise risk-management material shared with regulators and rating agencies;

●  reviews the general structure, staffing models, and engagement of the Company’s risk governance departments and practices;

●  reviews the Company’s major financial risk exposures and evaluates processes and controls that management has adopted to monitor and manage those risks;

●  meets in executive session with key senior leaders involved in risk management;

●  reviews with the internal auditors, the independent auditor, and the Company’s financial management team the adequacy and effectiveness of our internal controls, including information security policies and internal controls regarding information security, and any special steps adopted in light of material control deficiencies; and

●  reports to the Board, at least annually, with respect to matters related to key enterprise risks and risk management areas of concentration.

The Board has adopted an information security policy directing management to establish and operate an information security program with the goal of ensuring that the Company’s information assets and data, and the data of its customers, are appropriately protected. The Board has delegated oversight of the Company’s information security program to the Audit and Risk Committee. The Company’s senior officers, including its Global Security and Chief Information Security Officer, are responsible for the operation of the information security program and regularly communicate with the Audit and Risk Committee on the program, including with respect to the state of the program, compliance with applicable regulations, current and evolving threats, and recommendations for changes in the information security program. The information security program also includes a cyber security incident response plan that is designed to provide a management framework across Company functions for a coordinated assessment and response to potential security incidents. This framework establishes a protocol to report certain incidents to the Global Security and Chief Information Security Officer and other senior officers, with the goal of timely assessing such incidents, determining applicable disclosure requirements and communicating with the Audit and Risk Committee. The incident response plan directs the executive officers to report certain incidents immediately and directly to the Lead Non-Management Director.

Corporate Governance | Enterprise-Wide Risk Oversight
20	AFLAC INCORPORATED 2019 PROXY STATEMENT

Finance and Investment Committee

The Finance and Investment Committee oversees the investment process and investment risk management of the Company and its subsidiaries by monitoring investment policies, strategies, and transactions and reviewing the performance of the investment portfolio.

Investment process	The manner in which we invest cash flows of the Company and its subsidiaries and manage investments to emphasize safety, liquidity, returns, tax considerations, applicable laws and regulations, and conformity with the needs of the Company and its subsidiaries.
Investment risk	Includes liquidity risk, market risk, and credit risk.
Liquidity risk	When an investment is not marketable and cannot be bought or sold quickly enough to prevent or minimize a loss.
Market risk	The risk that market movements will cause fluctuations in the value of our assets, the amount of our liabilities, or the income from our assets.
Credit risk	The risk of loss arising from the failure of a counterparty to perform its contractual obligations.

Compensation Committee

The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. As more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee establishes incentive compensation performance objectives for management that are realistically attainable so as not to encourage excessive risk taking.

Management Committees

The Company’s management is responsible for day-to-day risk management. Our enterprise risk-management framework, which is aligned with and overseen by the Board and its committees, includes several executive management committees whose roles incorporate risk management across the enterprise. For example, executive management’s Global Risk Committee oversees the processes for identifying, assessing, measuring, monitoring, controlling, and mitigating the key risks associated with the Company. Other management committees are responsible for implementing policies and risk-management processes relating to strategic, operational, investment, competitive, regulatory and legislative, product, reputational, and compliance risks.

Chief Executive Officer and Executive Management Succession Planning

The Board, in coordination with the Corporate Governance Committee, is responsible for succession planning for key executives to ensure continuity in senior management. As part of that effort, the Board and the Corporate Governance Committee ensure that the Company has an appropriate process for addressing Chief Executive Officer succession as a matter of regular planning and in the event of extraordinary circumstances.

The Chief Executive Officer plays an active role in the succession-planning process for other executive management positions. In coordination with the Company’s executive management team, including the General Counsel and the Director of Human Resources, the Chief Executive Officer periodically evaluates potential successors, reviews development plans recommended for such individuals, and makes recommendations to the Corporate Governance Committee. Together these parties also identify potential successors for other critical executive management positions. In addition, the Chief Executive Officer reviews executive succession planning and management development at an annual executive session of independent Directors.

Corporate Governance | Enterprise-Wide Risk Oversight
AFLAC INCORPORATED 2019 PROXY STATEMENT	21

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all Directors, executives, and employees of the Company and its subsidiaries. In addition, there are provisions specifically applicable to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics by posting such information on our website, aflac.com, under “Investors,” then “Corporate Governance.”

Communications with Directors

Shareholders and other interested parties may contact members of the Board by mail. If you wish to communicate with the Board, any individual Director, or any group or committee of Directors, address your correspondence to the Board or to such individual Director, group, or committee, c/o the Corporate Secretary of Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999. The Corporate Secretary will forward any message that is not in the nature of advertising, promotions of a product or service, or patently offensive material.

It is Company policy that each Director should attend the Annual Meeting. All Directors serving at the time attended the 2018 Annual Meeting.

Board and Committees

The Board met 8 times in 2018, and all Directors attended at least 75% of the meetings of the Board and the committees on which they served.

The Board has seven standing committees: Audit and Risk; Compensation; Corporate Development; Corporate Governance; Executive; Finance and Investment; and Corporate Social Responsibility and Sustainability. Each committee (other than the Executive Committee) operates under a written charter adopted by the Board. Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Company’s Guidelines on Significant Corporate Governance Issues and the Code of Business Conduct and Ethics, all can be found on the Company’s website, aflac.com, under “Investors,” then “Corporate Governance.” Shareholders can request printed copies of these documents by submitting a request to the Corporate Secretary at the address shown above.

Board Committee Refreshment

The Corporate Governance Committee considers the periodic rotation of committee members and committee chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Board committees. On February 14, 2019, the Board appointed Dr. Stith to serve on the Executive Committee and the Corporate Governance Committee has nominated Mr. Bowers to serve as Lead Non-Management Director, which will be considered by the Board after Mr. Douglas W. Johnson retires from the Board, effective May 6, 2019.

Corporate Governance | Code of Business Conduct and Ethics
22	AFLAC INCORPORATED 2019 PROXY STATEMENT

MEMBERS* Douglas W. Johnson (Chairman until May 6, 2019) W. Paul Bowers Karole F. Lloyd Joseph L. Moskowitz NUMBER OF MEETINGS IN 2018 11	The Audit and Risk Committee

RESPONSIBILITIES

•   ensuring that management maintains the reliability and integrity of the reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters;

•   issuing annually the Audit and Risk Committee Report set forth below;

•   selecting, overseeing, evaluating, determining funding for, and, where appropriate, replacing or terminating the independent registered public accounting firm;

•   monitoring the independence of the independent registered public accounting firm;

•   pre-approving audit and non-audit services provided by the independent registered public accounting firm;

•   pre-approving or ratifying all related person transactions that are required to be disclosed in this Proxy Statement;

•   overseeing the performance of the Company’s internal auditing department;

•   assisting with Board oversight of the Company’s compliance with legal and regulatory requirements;

•   overseeing the Company’s policies, process, and structure related to enterprise risk engagement and management, including information security; and

•   providing an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board.

OVERVIEW

* All members of the committee are Financial Experts

The independent registered public accounting firm has direct access to the Audit and Risk Committee and may discuss any matters that arise in connection with its audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit and Risk Committee may authorize the independent registered public accounting firm to investigate any such matters, and may present its recommendations and conclusions to the Board. At least annually, the Audit and Risk Committee reviews the services performed and the fees charged by the independent registered public accounting firm.

All Audit and Risk Committee members qualify as “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under the NYSE listing standards, and have been determined by the Board to be “audit committee financial experts,” as such term is defined in Item 401(h) of SEC Regulation S-K.

Corporate Governance | Board and Committees
AFLAC INCORPORATED 2019 PROXY STATEMENT	23

MEMBERS Robert B. Johnson (Chairman) Douglas W. Johnson (until May 6, 2019) Joseph L. Moskowitz NUMBER OF MEETINGS IN 2018 6	The Compensation Committee

RESPONSIBILITIES

•   reviewing, at least annually, the goals and objectives of the Company’s executive compensation plans;

•   evaluating annually the performance of the CEO with respect to such goals and objectives and determining the appropriate compensation level;

•   evaluating annually the performance of the Company’s other executive officers in light of such goals and objectives, and setting their compensation levels based on this evaluation and the recommendation of the CEO;

•   reviewing the Company’s incentive compensation programs to determine whether they encourage excessive risk taking, and evaluating compensation policies and practices that could mitigate any such risk; and

•   reviewing the Company’s general compensation and benefit plans to ensure they promote our goals and objectives.

OVERVIEW

The Compensation Committee reviews and approves compensation levels, equity-linked incentive compensation, and annual incentive awards under the Company’s Management Incentive Plan.

The Compensation Committee recommended and the Board adopted a policy regarding Non-employee Director compensation and actual Non-employee Director compensation consistent with that policy. If the Board creates a special purpose committee made up of Non-employee Directors, the Compensation Committee recommends remuneration for the individuals who serve. The Board makes final determinations regarding Non-employee Director compensation.

All Compensation Committee members qualify as “outside” Directors as defined by Section

162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its subsidiaries. During 2018, no Director was an executive officer of another entity on whose compensation committee any executive officer of the Company served. In addition, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Related Person Transactions” in this Proxy Statement.

Corporate Governance | Board and Committees
24	AFLAC INCORPORATED 2019 PROXY STATEMENT

MEMBERS W. Paul Bowers (Chair) Thomas J. Kenny Joseph L. Moskowitz NUMBER OF MEETINGS IN 2018 4	The Corporate Development Committee

RESPONSIBILITIES

•   reviewing the Company’s corporate and strategic organizational development to identify, evaluate, and execute on appropriate opportunities that could enhance long-term growth and build shareholder value;

•   assisting the Board in reviewing, evaluating, and approving specific strategic plans for corporate development activities, including mergers, acquisitions, dispositions, joint venture marketing and distribution arrangements, and strategic equity investments;

•   assisting the Board in reviewing proposals to enter new geographic markets;

•   reviewing corporate development proposals prepared by the Company’s officers and managers and other strategic projects as determined by the Board to ensure consistency with the Company’s long-term strategic objectives; and

•   assisting the Board in monitoring the nature of investments made as part of Aflac Ventures in both the U.S. and Japan, including the Company’s overall corporate venture capital strategy.

MEMBERS Melvin T. Stith (Chair) Robert B. Johnson Katherine T. Rohrer Barbara K. Rimer, DrPH NUMBER OF MEETINGS IN 2018 2	The Corporate Governance Committee

RESPONSIBILITIES

•   selecting individuals qualified to serve as Directors to be nominated to stand for election to the Board;

•   recommending assignments to the Board’s standing committees;

•   advising the Board with respect to matters of Board structure, composition, and procedures;

•   developing and recommending to the Board a set of corporate governance principles applicable to the Company;

• monitoring compliance with the Company’s political participation program; • overseeing the evaluation of the Board; and • ensuring that the Company’s management and succession plans are appropriate.

All Corporate Governance Committee members qualify as “outside” Directors as defined by Section 162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards.

Corporate Governance | Board and Committees
AFLAC INCORPORATED 2019 PROXY STATEMENT	25

MEMBERS Barbara K. Rimer, DrPH (Chair) W. Paul Bowers Melvin T. Stith NUMBER OF MEETINGS IN 2018 2	The Corporate Social Responsibility and Sustainability Committee

RESPONSIBILITIES

CORPORATE SOCIAL RESPONSIBILITY

•   overseeing the Company’s policies, procedures, and practices with respect to corporate social responsibility and sustainability, recognizing that these goals and initiatives vary widely among industries, organizations and geographies, in the context of what is appropriate and relevant to the Company, our people and the communities we serve;

•   monitoring the impact of the Company’s activities on customers, employees, communities, and other stakeholders in light of the Board’s fundamental duty to preserve and promote long-term value creation for the Company’s shareholders;

•   monitoring and reviewing the Company’s strategies, procedures, and practices related to social responsibility on a global basis, including significant philanthropic and community engagement activities;

•   monitoring and reviewing the development of metrics, information systems, and procedures to track progress toward achievement of the Company’s social responsibility objectives;

•   monitoring preparation of the Company’s annual Corporate Social Responsibility report, and reviewing such report before it is published; and

•   monitoring and reviewing the Company’s support of charitable, educational, and business organizations.

SUSTAINABILITY

•   monitoring and reviewing the Company’s policies, procedures, and practices to foster the sustainable growth of the Company on a global basis;

•   monitoring and reviewing the Company’s strategies, policies, procedures, and practices related to environmental and related health and safety matters;

•   monitoring and reviewing the Company’s policies, procedures, and practices that enable us to proactively respond to evolving public sentiment and government regulations with regard to sustainability, especially in the areas of environmental stewardship, energy use, recycling, and carbon emissions (i.e., our carbon footprint);

•   reviewing the goals and objectives of the Company’s environmental stewardship policy, and amending or, to the extent an amendment requires Board approval, recommending that the Board amend, these goals and objectives if the Committee deems appropriate; and

•   reviewing the Company’s communication and marketing strategies related to sustainability.

OVERVIEW

	We believe “sustainable growth” means being able to meet the needs of our shareholders and customers while taking into account the needs of future generations, and also ensuring the	long-term preservation and enhancement of the Company’s financial, environmental, and social capital.

Corporate Governance | Board and Committees
26	AFLAC INCORPORATED 2019 PROXY STATEMENT

MEMBERS Daniel P. Amos (Chairman) W. Paul Bowers Douglas W. Johnson (until May 6, 2019) Robert B. Johnson Melvin T. Stith NUMBER OF MEETINGS IN 2018 5	The Executive Committee

OVERVIEW

Under the Company’s Bylaws, the Executive Committee must consist of at least five Directors, including the Chief Executive Officer, the Chairman of the Board, the President, and such additional Directors as the Board may from time to time determine. Currently, the membership of the Executive Committee also includes the chairpersons of the Audit and Risk, Compensation, and Corporate Governance Committees, and includes the Company’s Lead

Non-Management Director. The Chief Executive Officer (or another member of the Executive Committee chosen by him) is the Chairman of the Executive Committee. During the intervals between meetings of the Board, the Executive Committee may exercise all of the powers of the Board that may be delegated under Georgia law.

On February 14, 2019, Dr. Rimer rotated off the Executive Committee and Dr. Stith joined the Executive Committee.

MEMBERS Thomas J. Kenny (Chairman) Toshihiko Fukuzawa Karole F. Lloyd NUMBER OF MEETINGS IN 2018 5	The Finance and Investment Committee

FINANCE RESPONSIBILITIES

•   reviewing and reassessing significant financial policies and matters of Treasury and corporate finance, including the Company’s overall capital structure, dividend policy, share repurchase program and liquidity, and the issuance or retirement of debt and other capital securities;

•   reviewing and providing guidance to the Board on significant reinsurance transactions and strategies;

•   reviewing and providing guidance on the Company’s credit ratings, ratings strategy, and overall rating agency dialogue;

•   reviewing and providing guidance to the Board on the financing strategy and capital impact of corporate development activities and multiyear strategic capital project expenditures;

•   reviewing and reassessing the Company’s overall hedging strategy, including foreign exchange and cash flow hedging, and ensuring proper governance over policies and procedures associated with trading in derivative instruments;

•   in partnership with the Compensation Committee, overseeing the Company’s processes for managing the finances of the employee pension and defined contribution benefit plans, including the related investment policies, actuarial assumptions, and funding policies; and

•   in partnership with the Audit and Risk Committee, reviewing and providing guidance on the Company’s corporate insurance coverages.

INVESTMENT RESPONSIBILITIES

•   overseeing the investment process and the policies, strategies, and programs of the Company and its subsidiaries relating to investment risk management;

•   periodically reviewing and assessing the adequacy of the Global Investment Policy of the Company and its subsidiaries, and approving any changes to that policy;

• reviewing and approving investment transactions made on behalf of the Company and its subsidiaries; and • reviewing the performance of the investment portfolios of the Company and its subsidiaries.

Corporate Governance | Board and Committees
AFLAC INCORPORATED 2019 PROXY STATEMENT	27

Ownership Reporting

As of February 27, 2019, no person was the owner of record or, to the knowledge of the Company, beneficial owner of more than 5% of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below.

Name and Address of Beneficial Owner	Title of Class Common Stock	Amount of Beneficial Ownership Shares	Amount of Beneficial Ownership Votes	Percent of Class	Percent of Available Votes
BlackRock, Inc.* 55 East 52nd Street New York, NY 10055	1 Vote Per Share	51,647,878	51,647,878	6.6	4.2
The Vanguard Group* 100 Vanguard Boulevard Malvern, PA 19355	1 Vote Per Share	68,193,987	68,193,987	8.7	5.5
State Street Corporation* State Street Financial Center One Lincoln Street Boston, MA 02111	1 Vote Per Share	40,431,543	40,431,543	5.2	3.3
*	The above information is derived from Schedule 13G filings filed with the Securities and Exchange Commission, dated February 4, 2019, by BlackRock, Inc., dated February 11, 2019, by The Vanguard Group, and dated February 13, 2019, by State Street Corporation. According to the Schedule 13G filings; BlackRock, Inc., has sole voting power with respect to 44,516,207 shares and sole dispositive power with respect to 51,647,878 shares. The Vanguard Group has sole voting power with respect to 888,903 shares, shared voting power with respect to 248,120 shares, sole dispositive power with respect to 67,072,595 shares and shared dispositive power with respect to 1,121,392 shares. State Street Corporation has shared voting power with respect to 36,685,753 shares and shared dispositive power with respect to 40,393,623 shares.

Security Ownership of Management

The following table sets forth, as of February 27, 2019, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our named executive officers, comprising our CEO, CFO, and the three other most highly compensated executive officers as listed in the Executive Compensation section of this Proxy Statement whose information was not provided under the heading “Proposal 1: Election of Directors,” and (ii) all Directors and executive officers as a group.

COMMON STOCK BENEFICIALLY OWNED AND APPROXIMATE PERCENTAGE OF CLASS AS OF FEBRUARY 27, 2019

Name	Shares(1)	Percent of Shares	Votes	Percent of Votes
Frederick J. Crawford	270,086	*	270,086	*
Audrey Boone Tillman	300,285	*	1,847,151.1
Eric M. Kirsch	259,188	*	1,130,172.1
Charles D. Lake ll	218,466	*	1,225,494.1
All Directors, nominees, and executive officers as a group (24 individuals)	10,042,681	1.3	77,682,119	6.3
*	Percentage not listed if less than .1%.
(1)	Includes options that are exercisable within 60 days for Frederick J. Crawford, 87,764; Audrey Boone Tillman, 115,592; Eric M. Kirsch, 38,230; Charles D. Lake II, 54,096; and for all Directors and executive officers as a group to purchase 892,618 shares. These shares will vest 3 years from the date of grant if the Company attains certain performance goals. Also includes the following shares of restricted stock awarded under the Long-Term Incentive Plan: in 2017, 2018 and 2019 for Frederick J. Crawford, 140,592; Audrey Boone Tillman, 85,225; Eric M. Kirsch, 89,949; Charles D. Lake II, 68,771; and for all Directors and executive officers as a group of 1,364,858. The grantees have the right to vote their restricted stock, but they may not transfer the shares until they have vested. No Director nominee or executive officer has any pledged shares. For information on the Company’s pledging policy, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 48.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Securities Exchange Act of 1934, executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the last fiscal year with one exception: Ms. Audrey Tillman, a named executive officer, did not timely report a June 22, 2017 gift from a third party to her son of two shares (which was adjusted to four shares due to the two-for-one stock split of the Company’s Common Stock effective March 19, 2018). A Form 4 for this transaction was filed on August 9, 2018.

28	AFLAC INCORPORATED 2019 PROXY STATEMENT

Director Compensation

Directors who also serve as employees of the Company or its subsidiaries do not receive compensation as Board members. The Compensation Committee reviews the policy regarding total compensation for Non-employee Directors at least every other year and recommends compensation to the Board consistent with that policy. When making its recommendation, the Compensation Committee considers a variety of factors, including the Non-employee Director pay packages at our peer group companies, the skills and backgrounds required of Non-employee Directors to serve on the Company’s Board, and the balance between the cash and equity components of the package. The Board makes final determinations regarding Non-employee Director compensation.

Cash Compensation

In 2018, cash compensation for the Non-employee Directors was as follows:

All Non-employee directors	$115,000 annually
Audit and Risk Committee members	Additional $10,000 annually
Chairs—Compensation, Corporate Governance, Corporate Social Responsibility and Sustainability, Corporate Development, Finance and Investment	Additional $20,000 annually
Chair—Audit and Risk	Additional $30,000 annually
Lead Non-Management Director	Additional $35,000 annually

Non-employee Directors may elect to have all or a portion of their Board annual retainer paid in the form of immediately vested nonqualified stock options, restricted stock that vests after one year of continued service, or a combination thereof as determined by the Board. In 2018, one Non-employee Director elected to receive restricted stock in lieu of a cash annual retainer, and no Non-employee Director elected to receive stock options.

Equity Compensation

As shown below, Non-employee Directors also receive equity on a regular basis to ensure that their interests are aligned with those of our shareholders.

Timing of equity grant	Form of equity grant(1)	Value of equity grant(2)
Upon joining the Board	nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof	aggregate value as determined by the Board not in excess of the value of a nonqualified stock option covering 20,000 shares of Common Stock
Annually, at the discretion of the Board	restricted stock, nonqualified stock options, stock appreciation rights, or a combination thereof	aggregate dollar value of approximately $155,000
(1)	If the Board grants restricted stock, it may permit Non-employee Directors to elect to receive nonqualified stock options instead. In 2018, Mr. Douglas W. Johnson elected to receive all nonqualified stock options, Mr. Moskowitz elected to receive ½ in nonqualified stock options and ½ in restricted stock awards, and the remaining nine Non-employee Directors received all restricted stock.
(2)	The values of any stock options or stock appreciation rights are determined based upon the most current Black-Scholes-Merton three-year period valuation price of option shares as determined by the Compensation Committee’s independent compensation consultant. For grants made in the three-year period of 2016 to 2018, our deemed fair value of a stock option was $6.95.

For additional information, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 48.

AFLAC INCORPORATED 2019 PROXY STATEMENT	29

Vesting

Grants of stock options or, if elected, restricted stock, made to Non-employee Directors upon joining the Board become vested one year from the grant date. Grants of restricted stock or, if elected, stock options, made to Non-employee Directors at the time of an annual meeting become vested at the next annual meeting, generally subject to continued service. Upon death or disability or a change in control of the Company, Non-employee Directors will become 100% vested in all outstanding options and stock awards.

Retirement Plans

The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service on the Board, but that plan was closed to new participants effective 2002. The dollar value and length of payment of the annual retirement benefits were frozen effective May 3, 2010. For qualifying participants, payments under the plan begin upon termination of service as a Non-employee Director and continue for the shorter of the number of years the participant served as Non-employee Director prior to May 3, 2010, or the life of the participant (or, if applicable, his or her surviving spouse). On an annual basis, such payments are equal to the annual compensation paid to a participant during his or her service as a Non-employee Director during the 12-month period immediately preceding May 3, 2010, excluding committee fees, and subject to a cap of $30,000 for the annual retainer fee and $2,000 per meeting. The Non-employee Directors do not participate in any nonqualified deferred compensation plans. Former directors Elizabeth J. Hudson and Charles B. Knapp began receiving payments under this plan in July 2018.

2018 Director Compensation

The following table identifies each item of compensation paid to Non-employee Directors for 2018.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Chang in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
W. Paul Bowers	145,000	155,039	—	—	—	300,039
Toshihiko Fukuzawa	115,000	155,039	—	—	—	270,039
Elizabeth J. Hudson*	38,333	—	—	—	—	38,333
Douglas W. Johnson	190,000	—	393,068	—	20,050	603,118
Robert B. Johnson	135,000	155,039	—	—	—	290,039
Thomas J. Kenny	135,019	155,039	—	—	—	290,058
Charles B. Knapp*	41,667	—	—	—	—	41,667
Karole F. Lloyd	125,000	155,039	—	—	17,639	297,678
Joseph L. Moskowitz	125,000	77,542	196,539	—	16,458	415,539
Barbara K. Rimer, DrPH	135,000	155,039	—	—	14,996	305,035
Katherine T. Rohrer	115,000	155,039	—	—	15,225	285,264
Melvin T. Stith	135,000	155,039	—	—	16,182	306,221

*	Elizabeth J. Hudson and Charles B. Knapp’s term on the Board of Directors ended May 7, 2018.
(1)	Daniel P. Amos is not included in the table because he is an employee and thus did not receive compensation for his services as a Director. The compensation received by Mr. Amos as an employee is shown in the Summary Compensation Table.
(2)	Thomas J. Kenny elected to receive his annual retainer in restricted stock. The value of these shares on the grant date was $135,019.
(3)	This column represents the dollar amount recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial statement purposes with respect to the 2018 fiscal year for the fair value of restricted stock granted in 2018. The fair values of the awards granted in 2018 were calculated using the closing per-share stock price on the date of grant of $44.59 for the awards granted on May 7, 2018. As of December 31, 2018, the following Non-employee Directors held the following number of restricted stock awards: W. Paul Bowers, 3,477; Toshihiko Fukuzawa, 3,477; Robert B. Johnson, 3,477; Thomas J. Kenny, 8,081; Karole F. Lloyd, 3,477; Joseph L. Moskowitz, 4,839; Barbara K. Rimer, 3,477; Katherine T. Rohrer, 3,477; and Melvin T. Stith, 3,477.
(4)	In accordance with the SEC’s reporting requirements, this column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2018 stock option grants. The Company’s valuation assumptions are described in Note 12, “Share-Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018. Stock options granted to Non-employee Directors vest after one year, generally subject to continued service. As of December 31, 2018, the following Non-employee Directors held stock options covering the following number of shares of Common Stock: Elizabeth J. Hudson, 32,052; Douglas W. Johnson, 190,777; Thomas J. Kenny, 29,470; Joseph L. Moskowitz, 41,729; and Barbara K. Rimer, 114,008.
(5)	Represents change in pension value. Elizabeth J. Hudson, Charles B. Knapp, and Barbara K. Rimer participate in the Directors’ retirement plan. The other directors do not participate in the Directors’ retirement plan since they first became Directors after the plan was closed to new participants in 2002. The aggregate change in the actuarial present value of the accumulated benefit obligation was a decrease for: Elizabeth J. Hudson, $38,293; Charles B. Knapp, $37,559; and Barbara K. Rimer, $34,814.
(6)	Amounts include premiums for Aflac cancer insurance polices provided to all Directors and charges for spousal travel, meals, and entertainment costs.

Director Compensation | 2018 Director Compensation
30	AFLAC INCORPORATED 2019 PROXY STATEMENT

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions made by the Compensation Committee related to those programs, and the factors considered when making those decisions.

Executive Summary	31
Elements of our Executive Compensation Program	36
Independent Compensation Consultant	46
Retirement, Deferral, and Savings Plans	46
Additional Executive Compensation Practices and Procedures	47
Compensation Committee Report	49

This CD&A focuses on our named executive officers (“NEOs”) for 2018, who were:

Daniel P. Amos	Chairman, Chief Executive Officer and President
Frederick J. Crawford	Executive Vice President, Chief Financial Officer
Audrey Boone Tillman	Executive Vice President, General Counsel
Eric M. Kirsch	Executive Vice President, Global Chief Investment Officer; President, Aflac Global Investments
Charles D. Lake II	President, Aflac International; Chairman and Representative Director, Aflac Life Insurance Japan

Pay-for-Performance Compensation Philosophy

Our compensation programs are designed to ensure that a substantial amount of executive pay is directly linked to the Company’s results. We believe this is the most effective method for creating shareholder value and that it has played a significant role in making the Company an industry leader. Importantly, performance-based elements of our compensation programs apply to all levels of Company management—not just the executive officers. In fact, pay-for-performance components permeate compensation at every employee level. As a result, we are able to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis and to position the Company for success in the future.

The Board’s independent compensation consultant, Mercer LLC, works with the Compensation Committee to review executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.

Our executive compensation program is designed to drive shareholder value via three critical features:

1 A pay-for-performance philosophy and compensation program structure that directly motivates our executives to achieve our annual and long-term strategic and operational goals	2 Compensation elements that help us attract and retain high-caliber talent to lead the Company	3 “Best practice” compensation governance policies, such as stock ownership guidelines, clawback provisions, and no change-in-control excise tax gross-ups

AFLAC INCORPORATED 2019 PROXY STATEMENT	31

2018 Business Overview

The Company’s stock hit an all-time high during the year.

We enhanced our strategic business alliance with Japan Post Holdings focused on future growth.

Capital strength as measured by Japan’s solvency margin ratio was 965%*, and by the U.S. risk-based capital ratio was 560%*.

We increased our cash dividend by 19.5%, marking the 36th consecutive year of increasing the dividend.

Combined, we generated $2.5 billion in total sales(1), in the United States and Japan, driven by a 3.2% increase in sales in the United States, and a 2.0% increase in third and first sector protection sales (which includes cancer and medical insurance) in Japan.

Our annual total shareholder return* was 6.2%, versus a negative 21.6% for the S&P 500 Life and Health Insurance subindex.

We successfully converted Aflac’s Japan branch to a subsidiary, aligning with global best practices and improving financial flexibility.

We generated net earnings of $2.9 billion. Excluding the significant benefit of U.S. Tax Reform in 2017, net earnings increased 10%.

Adjusted earnings per diluted share, excluding the impact of foreign currency, grew 21.5% (including the significant benefit of U.S. Tax Reform in 2018).

We repurchased approximately $1.3 billion or 28.9 million of the Company’s shares as part of a balanced capital allocation program.

We are committed to achieving a high level of total return for our shareholders. From August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2018, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 7,502%, compared with 1,664% for the Dow Jones Industrial Average, 1,305% for the S&P 500 Index, and 793% for the S&P 500 Life & Health Insurance Index.

*	As of December 31, 2018
(1)	As defined in Item 1. Business in the Company’s 2018 Annual Report on Form 10-K.

Compensation Discussion & Analysis | Executive Summary: 2018 Business Overview
32	AFLAC INCORPORATED 2019 PROXY STATEMENT

The adjusted earnings excluding the impact of foreign currency metric is one of the principal financial measures used to evaluate management’s performance, and we believe it continues to be a key driver of shareholder value.

●	On December 1, 2017, the Company gave guidance for 2018 consolidated adjusted earnings per diluted share of $6.66 to $6.95 using an exchange rate of 112 ¥/$. With the release of first quarter 2018 earnings, the Company affirmed the outlook but adjusted this guidance range to $3.72 to $3.88 for the recently completed stock split and 2017 average exchange rate of 112.16 ¥/$. After consistent strong performance in the first half of 2018, the Company upwardly revised the range to $3.90 to $4.06 and ultimately closed the year at $4.13, after continued strong performance driven by strong overall insurance margins, investment results in Japan and the U.S., and disciplined capital management.

In 2018 the Company advanced the vision of offering high-quality voluntary products, solutions, and service through diverse distribution outlets, building upon our market-leading position to drive long-term shareholder value.

●	In Japan, management enhanced and expanded our distribution network to provide more opportunities to be where the customer wants to purchase insurance products. We also are strengthening non-traditional distribution channels, such as walk-in shops and visits by salespersons, to further enhance sales. We continue to strengthen relationships with sales channels and to enhance the product line with two new cancer products and one new medical product to ensure we continue to meet the needs of our policyholders. These actions were instrumental in maintaining the Company’s status as the leading provider of both medical and cancer insurance in Japan. Despite the competitive market for cancer and medical products and the persistent low interest rate environment in Japan, the Company exceeded financial objectives—driving pretax operating profit margins to exceed the high end of the forecasted range.

●	In the U.S., strong sales growth across all channels and record persistency drove record pretax operating income margins, despite stepped-up investments in the platform. While investments in the platform drove elevated expenses, these investments are intended to drive growth and long term efficiencies. We increased our agents’ adoption of our Everwell enrollment platform, which is now being used by more than 350,000 businesses across the country. We paid 2.6 million claims through One Day Pay, our industry-leading initiative that allows us to process, approve and pay eligible claims in just one day. Additionally, we further expanded our broker business driven by improved technology and benefit solutions.

Management and the Board are committed to ensuring comprehensive risk management and to safeguarding the Company’s financial strength. In 2018, core capital strength measures remained very strong. The Company’s strong capital and cash flow positions continue to support our financial strength ratings, which are among the highest in the industry, and our 36-year track record of increased Common Stock dividends.

Response to Say-on-Pay Vote

The Company has a history and a well-earned reputation with its shareholders as a transparent organization. That commitment to transparency on all levels was a driving force behind our decision in 2008 to allow shareholders a “say-on-pay” advisory vote, years before such votes became mandatory for most public companies. In 2018, 96% of our shareholders voted in favor of our executive compensation program.

Consistent with our approach in prior years, the Company engaged in shareholder outreach efforts throughout 2018. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation programs. This review prompted the following changes for 2018.

Compensation Discussion & Analysis | Executive Summary: 2018 Business Overview
AFLAC INCORPORATED 2019 PROXY STATEMENT	33

The Compensation Committee made the following changes:

●	The Management Incentive Plan (“MIP”) was structurally consistent with 2017, including weightings with specific targets and ranges adjusted for our 2018 financial plan. The performance metric Operating Earnings per diluted share, excluding the impact of foreign currency, was renamed in 2018 to Adjusted Earnings per diluted share, excluding the impact of foreign currency (calculation of this metric has not changed). Earned premium has replaced direct premium to align with our public guidance and a more economically impactful definition of premium revenue. In Japan, the definitions of new annualized premium and earned premium were changed to include both cancer and medical products as well as first sector protection products (life insurance). This change reflects renewed focus on the sale and growth rate of these products, and a continued deemphasis of savings products that are more sensitive to the low interest rate environment in Japan.

●	The Performance-Based Restricted Stock (“PBRS”) program structure includes the same performance metrics as prior year: Adjusted return on shareholders’ equity (“AROE”), Risk-Based Capital (“RBC”), and Solvency Margin Ratio (“SMR”). The performance metric operating return on equity (“OROE”), excluding the impact of foreign currency, was renamed in 2018 to AROE (calculation of the metric has not changed). Determining that while capital metrics are important, pay-for-performance on capital metrics should be reduced, the Compensation Committee increased the weighting for currency-neutral AROE (to 70%) and reduced the weightings for RBC and SMR (to 15% each). The structure also preserves the total shareholder return (TSR) modifier approach.

Compensation program changes are made with a focus on ensuring that pay is aligned with corporate strategy, as demonstrated by the above changes. We continually analyze our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder concerns. Moreover, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation disclosure. Accordingly, we will continue our review and dialogue with investors to determine if additional changes are warranted.

Compensation Discussion & Analysis | Executive Summary: Response to Say-on-Pay Vote
34	AFLAC INCORPORATED 2019 PROXY STATEMENT

Summary of Our Executive Compensation Program

As a leader in our industry segment, we recognize that a sound management compensation program is one of the things that make us an employer of choice. Our executive compensation program directly links compensation incentives with our business goals and shareholder interests.

KEY ELEMENTS OF OUR 2018 EXECUTIVE COMPENSATION PROGRAM

Element	Terms	Performance Measure(s)	Objective
Base salary	The fixed amount of annual cash compensation for performing day-to-day responsibilities. Generally reviewed biennially for potential increase based on a number of factors, including market levels, performance, and internal equity.	Levels set based on market data, job scope, responsibilities, experience, and individual performance.	Attract and retain talent
Management Incentive Plan (“MIP”)	Annual variable cash compensation based on the achievement of predetermined annual performance goals.

Performance metrics align with our business strategy, geographic segment goals, and key value drivers:

● Corporate goal: adjusted earnings per diluted share, excluding the impact of foreign currency

● U.S. goals: increase in new annualized premium, increase in earned premium

● Japan goals: new annualized premium (third sector and first sector protection sales), increase in earned premium (third sector and first sector protection sales)

● Global Investments goals: net investment income; credit losses/impairments

Performance goals are rigorous and set to align the Company’s business plan with the expectation of achieving target performance.

● Motivate executives and reward annual operational and strategic performance

● Focus on key near-term drivers of long-term value for our business

● Retain key talent

● Exercise sound risk-management practices

Long-term incentives (“LTI”)	Long-term variable equity awards granted annually in PBRS (100% of LTI for the CEO and other NEOs) under the Company’s Long Term Incentive Plan. PBRS vests based on three-year financial performance.	AROE, RBC, and SMR are metrics that affect our long-term business strategy and operating environment. Payout is also contingent on the relative TSR modifier.

● Motivate executives and reward long-term operational and strategic performance

● Focus on key long-term value drivers for our business

● Align executives’ interests with shareholder interests

● Retain key talent

● Exercise sound risk-management practices

Target Pay Elements

Base salary is the smallest component of compensation for the NEOs. We consider annual and long-term incentive compensation to be the most important compensation awarded: these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation. Moreover, incentive compensation enables us to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global enterprise now and for the future.

2018 CEO TARGET PAY ELEMENTS

The target pay mix demonstrates that 89% of the CEO’s target pay is performance-based variable pay. 100% of the CEO’s LTI awards are performance based. The distribution of compensation elements in the CEO’s target pay package generally aligns with the average target pay mix for CEOs at the Company’s peers.

Base Salary	Target MIP	Target Long-Term Incentive Awards
11%	24%	65%

		89% Performance-based

Compensation Discussion & Analysis | Executive Summary: Summary of Our Executive Compensation Program
AFLAC INCORPORATED 2019 PROXY STATEMENT	35

Strong Compensation Governance Policies and Leader in Best Practices

The Company has long been a leader in corporate governance best practices. Our executive compensation programs reflect the strong, long-standing governance principles outlined below.

What We Do

  First public company in the U.S. to provide shareholders with a say-on-pay vote (voluntary action starting in 2008, three years before such votes were required)

  Prioritize active engagement with our shareholders regarding our compensation program

  History of responding to our shareholders’ feedback

  Adherence to a rigorous pay-for-performance philosophy in establishing program design and targeted pay levels for NEOs

  Independent Compensation Committee oversees the program

  Independent compensation consultant is hired by and reports to the Compensation Committee

  Annual report by the independent compensation consultant to the full Board on CEO pay and performance alignment

  Long-standing stock ownership guidelines for executive officers and Directors

  Long-standing clawback policy

  Supplemental Executive Retirement Plan frozen to new participants effective January 1, 2015

  Double trigger change-in-control requirements in all employment agreements

What We Don’t Do

  No golden parachute payments for CEO following a change in control

  Officers and Directors may not implement 10b5-1 plans unless approved by the Compensation Committee

  Officers and Directors may not hedge or engage in short sales of Company stock

  Executive officers and Directors may not pledge Company stock

  No repricing underwater stock options

  No change-in-control excise tax gross-ups

Elements of Our Executive Compensation Program

Importance of the Peer Group

The Compensation Committee sets target compensation for the NEOs at market competitive levels with the assistance of its independent compensation consultant. Factors considered include target pay levels in the market for comparable roles, the primary duties and responsibilities of the role at the Company, and the individual’s relevant experience and performance.

As discussed in this CD&A, the Compensation Committee considers our peer group when setting compensation amounts or targets. Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the composition of the peer group to ensure it remains appropriate. Key factors the Compensation Committee considers during this annual review include operating characteristics, revenue size, asset size, profitability, market value, and total number of employees. Based on the annual review, the Compensation Committee selects a peer group of companies that are engaged in businesses similar to that of the Company, are of a similar size as the Company, and compete against the Company for talent.

2018 Peer Group:

●   Aetna Inc.

●   The Allstate Corporation

●   Assurant, Inc.

●   Brighthouse Financial

●   The Chubb Corporation

●   CIGNA Corporation

●   CNO Financial Group, Inc.

●   The Hartford Financial Services Group, Inc.

●   Humana Inc.

●   Lincoln National Corporation

●   Manulife Financial Corporation

●   MetLife, Inc.

●   Principal Financial Group, Inc.

●   The Progressive Corporation

●   Prudential Financial, Inc.

●   The Travelers Companies, Inc.

●   Unum Group

Compensation Discussion & Analysis | Executive Summary: Strong Compensation Governance Policies and Leader in Best Practices
36	AFLAC INCORPORATED 2019 PROXY STATEMENT

The 2018 peer group reflects two changes from the peer group used in 2017. First, Genworth was removed because it was smaller than the peer group norm, its share price had decreased significantly, and its acquisition was pending. Second, Brighthouse Financial was added. Brighthouse Financial, the former MetLife US Retail business focused on life insurance and retirement income annuities, was spun off from MetLife in August 2017. It fits the size criteria and operating characteristics of the Company’s other peers.

The data below shows how the Company’s revenues, total assets, and market value compare to the peer group medians, excluding Aetna, which was acquired in November 2018:

($ millions)	Revenue (1)	Total Assets (2)	Market Value (2)
Aflac Incorporated	$21,758	$140,406	$34,684
Peer Median	$30,178	$132,738	$28,108
Percentile Rank for Aflac Incorporated vs. Peers	42nd	51st	71st

(1)	For the year ending December, 31, 2018.
(2)	As of December 31, 2018.

The 2018 peer group consists of the companies shown on the previous page. In terms of the size factors considered, the Company is positioned near the middle of this group.

Our peer group will change in 2019. Aetna will be removed from the 2019 peer group since it was acquired by CVS Health in late 2018. Additionally, CIGNA will be removed from the 2019 peer group due to its acquisition of Express Scripts in late 2018. No additional peer will be added by reason of such removals.

Base Salary

Base salary is the smallest component of total compensation for the NEOs.

The base salaries of our executive officers are competitively positioned relative to comparable executives at our peers and in the broader insurance sector, generally targeting market median, but also reflect each individual’s scope of responsibilities and performance. The Compensation Committee uses comparative market data for salaries in reviewing and determining the CEO’s salary, and the CEO uses the market data to inform his recommendations to the Compensation Committee regarding the salaries of the other executive officers.

Mr. Amos has not received a salary increase in the last seven years. Mr. Kirsch did not receive a salary increase in 2018. Mr. Crawford, Mrs. Tillman, and Mr. Lake received base salary increases of approximately 3.6%, 18.9%, and 32.5%, respectively, to align their base salaries competitively relative to similar roles in the market and to help secure their continued service and leadership for the Company. Certain of Mr. Lake’s perquisites were reduced to rebalance his compensation to market, and when including perquisites, Mr. Lake’s total target direct compensation increase is 17.3% for 2018.

Management Incentive Plan (MIP)

All NEOs are eligible to participate in an annual non-equity incentive plan referred to as the MIP, which was originally submitted to and approved by shareholders in 2012. The new MIP, which became effective January 1, 2018, was approved by shareholders in 2017.

HOW MIP PERFORMANCE GOALS ARE SET

The Board believes it is important for the Company to manage the business to provide long-term value to our shareholders. Therefore, performance goals under the MIP involve metrics that drive shareholder returns, and the MIP payout depends entirely upon the level of achievement of those goals.

We have used the same methodology for setting MIP goals for many years. MIP segment metrics for Aflac U.S., Aflac Japan, and Global Investments are consistent with assumptions used in developing segment financial projections (described below) based on the Company’s best estimates for the coming year. The segment projections are consolidated into the corporate financial projection used to develop earnings per share guidance.

Compensation Discussion & Analysis | Elements of Our Executive Compensation Program
AFLAC INCORPORATED 2019 PROXY STATEMENT	37

The goal-setting process generally proceeds in two stages.

1. The Company’s CEO and CFO recommend to the Compensation Committee the specific Company performance objectives that are aligned with corporate strategy, and thus will drive shareholder value and ensure financial soundness. Recommended ranges are based, in part, on past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model. The model projects the impact on various financial measures using different levels of total new annualized premium, investment returns, budgeted expenses, morbidity, and persistency.

2. The Compensation Committee refers to these modeled results to establish a target performance level, as well as a minimum and maximum level, for each performance measure. The target goal is not equidistant between the minimum and maximum goals. Instead, for the majority of metrics the MIP payout curve is “sloped” to require significant above-target performance to achieve a maximum payout. Correspondingly, the payout for a minimum result is one-half of the target payout, while the payout for a maximum result (or better) is twice the target payout. No payouts are made for performance below the minimum goal. Interpolation is used to calculate incentive payouts for results between minimum and target goals or target and maximum goals. The 2018 MIP goals were approved by the Compensation Committee in February 2018.

IMPORTANCE OF MEASURING MANAGEMENT’S PERFORMANCE EXCLUDING THE IMPACT OF CURRENCY

Since 1991, the Company has communicated external earnings guidance that excludes foreign currency effects. Similarly, MIP objectives are set on a currency-neutral basis.

Aflac Japan is important to our results, as the Japan segment reflects approximately 70% of total revenues for the year ending December 31, 2018. The Company’s reported U.S. generally accepted accounting principles (“GAAP”) revenue, earnings, assets, book value, and cash flow are affected by changes in the relative values of the yen and the dollar, which is outside management’s control. Recognizing that strengthening and weakening of the yen can affect the value of the Company’s shares, the Compensation Committee believes it is important to ensure that executives bear the same exposure to the yen/dollar exchange rate as our shareholders and that equity awards under the LTI program and stock ownership requirements serve to align management with shareholders. When setting the MIP objectives, the Compensation Committee strongly believes that management should not be unduly rewarded because of short-term movement in the yen/dollar exchange rate when the yen is strong or penalized in periods of yen weakening when those currency shifts influence key incentive compensation metrics.

TARGET-SETTING CONSIDERATIONS

In addition to currency neutrality, the Compensation Committee considers the current business operating environment and forecasts emerging from the Company’s strategic planning process when setting MIP objectives for each metric. For example, new product launches and distribution expansion can materially affect the Company’s sales results in Japan from one year to the next. In addition, low interest rates were expected to continue in 2018, especially in Japan. A low rate environment would continue to pressure Aflac Japan’s net investment income, as private placement investments were called or matured, and lead the Company to continue actively managing down sales of first sector savings-type products, which have returns that are more interest rate-sensitive. The goals for these metrics are generally consistent with the Company’s public guidance as provided during the annual December Outlook Call.

Corporate Metric

Adjusted earnings per diluted share excluding foreign currency effect rose 6.3% in 2017 at the high end of the increased guidance range communicated on the Company’s third quarter 2017 earnings call. Within the context of Japan’s low rate environment, we planned to continue shifting capital away from lower return, asset-leveraged first sector savings products to higher return third sector business. The impact of this strategy emerges over time in the form of improved FSA earnings and cash flow but pressured GAAP revenues and earnings over the course of the transition. We expect our third sector benefit ratio to continue benefiting from favorable claims trends. Likewise in the U.S., our assumptions included a continuation of experiencing favorable benefit ratios and underlying claims trends. At the same time, we expected expense ratios to be elevated in both segments as a result of continued investment in IT platforms and digital growth initiatives. We assumed net investment income to be stabilized in Japan but still pressured by low rates, while also challenged by our planned capital draw down in the U.S. When taken all together, the Compensation Committee increased the 2018 adjusted earnings per diluted share, excluding the impact of foreign currency, targets and ranges from 2017 levels, and “sloped” those goals as described above in order to properly challenge management to achieve maximum payout results.

Compensation Discussion & Analysis | Elements of Our Executive Compensation Program
38	AFLAC INCORPORATED 2019 PROXY STATEMENT

U.S. and Japan Segment Metrics

On the back of 4.7% sales growth for Aflac U.S. in 2017, we expected to deliver stable 2018 sales growth within a range of 3-5% based on improved productivity of agents and brokers. We also expected the sales growth and improved persistency to lead to 2-3% growth of net earned premium.

Aflac Japan continued to focus on third sector sales complemented to a lesser degree by the sales of first sector protection insurance products in 2018 primarily in exclusive agencies. The successful launch of our new medical insurance product in 2017 presented challenging comparable sales for 2018, which would include the introduction of new cancer insurance products, Days 1 and Days 1 Plus, after the conversion of the branch. These factors, together with uncertainty of launching a refreshed cancer product in Japan Post distribution channel led the Compensation Committee to conclude that widening the performance range on the sales target for third and first sector protection products was justified for 2018. Total earned premium would continue to face a headwind from certain first sector savings products reaching paid up status. Excluding the headwind of paid up savings policies, the Compensation Committee set a goal for third sector and first sector protection earned premium to increase 2-3%.

Global Investments Metrics

For 2018, Aflac Japan net investment income including hedge costs was expected to increase, as we expected hedge costs to remain neutral relative to 2017 and to build out the U.S. dollar floating rate portfolio. In addition, we expected to face a continued headwind from the reinvestment of higher yielding, called and maturing yen fixed income investments.

As mentioned earlier, we also expected net investment income for Aflac U.S. to decline as assets were reduced as part of the RBC drawdown strategy, which modestly shifted net investment income from our Aflac U.S. segment to Aflac Incorporated.

The increased concentration in floating rate investments and associated hedge costs resulted in widening and sloping the net investment income metrics. While based on a plan and outlook calling for increase in net investment income and favorable realized losses and impairments, in order to properly balance income and risk, targets for 2018 were expressed as a range around budget set based on a bottom-up review of asset allocation and cash flows and were sloped accordingly to require above budget performance for maximum payout while not encouraging excessive risk-taking.

TARGET MIP OPPORTUNITY

The Compensation Committee, with assistance from its independent compensation consultant, established target MIP levels for 2018 for the NEOs. These targets, shown to the right, were determined to be competitive generally relative to market median targets for executives with comparable positions within our peer group.

The MIP payouts for the NEOs cannot exceed 200% of their target opportunities.

Target MIP
Named Executive Officer	(as percent of base salary)
Daniel P. Amos	220%
Frederick J. Crawford	125%
Audrey Boone Tillman	120%
Eric M. Kirsch	200%
Charles D. Lake II	100%

Compensation Discussion & Analysis | Elements of Our Executive Compensation Program
AFLAC INCORPORATED 2019 PROXY STATEMENT	39

MIP PERFORMANCE METRICS

The incentive measures include statistical and non-GAAP financial measures, as more fully described below.

CORPORATE METRIC

Adjusted earnings per diluted share, excluding the impact of foreign currency, is calculated as:

Adjusted earnings, excluding the impact of foreign currency*	Weighted-average diluted shares outstanding

*	Adjusted earnings, excluding the impact of foreign currency, is not calculated in accordance with GAAP. See the Appendix to this Proxy Statement for a definition for this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure.

Growth in adjusted earnings per diluted share, excluding the impact of foreign currency, is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms.

U.S. AND JAPANESE SEGMENTS

For both the U.S. and Japanese segments, we use a metric referred to as the increase in total new annualized premium (on policies sold and converted) during the reporting period. The new annualized premium (sales) target range has been widened significantly to recognize recent years of variability in results and timing issues associated with the branch conversion and new product launch. The U.S. segment’s MIP metrics include new annualized premium and Earned Premium. MIP metrics for the Japan segment include third sector and first sector protection for new annualized premium and Earned Premium. Earned Premium has replaced direct premium to align with the Company’s public guidance and to provide a more economically impactful definition of premium revenue. The Japan segment focuses on maintaining our leadership position in cancer and medical (third sector) insurance while also offering first sector protection products. Both of these types of products are less interest-rate sensitive than savings-type products and have strong and stable margins.

GLOBAL INVESTMENTS METRICS

Net investment income and credit loss budget recognizes the need to invest responsibly the premium and other cash flows to maximize the risk-adjusted performance of our portfolio, subject to our liability profile and capital requirements.

Compensation Discussion & Analysis | Elements of Our Executive Compensation Program
40	AFLAC INCORPORATED 2019 PROXY STATEMENT

WEIGHTINGS OF EACH PERFORMANCE OBJECTIVE FOR 2018

The performance measures are weighted differently for each NEO and for all other officer levels in the Company. We vary the weightings to reflect how each position can and should influence the outcome of particular metrics.

	Weightings of Annual Incentive Metrics as a Percent of Target
	Daniel P. Amos	Frederick J. Crawford	Audrey Boone Tillman	Eric M. Kirsch	Charles D. Lake II
Corporate Objective:
Adjusted earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)	45.45%	41.60%	37.50%	25.00%	24.00%
Subtotal Aflac Incorporated	45.45%	41.60%	37.50%	25.00%	24.00%
U.S. Segment:
New Annualized Premium	9.09%	8.00%	15.625%	4.00%	–
Earned Premium	9.09%	8.00%	15.625%	4.00%	–
Subtotal	18.18%	16.00%	31.25%	8.00%	–
Japan Segment:
New Annualized Premium
(third sector and first sector protection sales)	13.64%	17.20%	15.625%	6.00%	32.00%
Earned Premium
(third sector and first sector protection sales)	13.64%	17.20%	15.625%	6.00%	32.00%
Subtotal	27.28%	34.40%	31.25%	12.00%	64.00%
Global Investments:
Net Investment Income
(U.S. and Japan GAAP Segments only)	9.09%	8.00%	–	40.00%	12.00%
Credit Losses/Impairments	–	–	–	15.00%	–
Subtotal	9.09%	8.00%	–	55.00%	12.00%
GRAND TOTAL	100.00%	100.00%	100.00%	100.00%	100.00%

Compensation Discussion & Analysis | Elements of Our Executive Compensation Program
AFLAC INCORPORATED 2019 PROXY STATEMENT	41

2018 MIP TARGETS AND ACTUAL PERFORMANCE

Actual performance relative to 2018 MIP targets was determined after the end of the year and presented to the Compensation Committee for discussion and approval at its February 2019 meeting. The following table shows the corporate and business segment metrics, objectives, and results for the 2018 MIP awards.

	Minimum Goal	Target Goal	Maximum Goal	2018 Actual	2018 Payout Percentages
Corporate Metric:
Adjusted earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)(1)	$3.72	$3.82	$3.95	$4.13	200%
U.S. Segment Metrics:
Increase in New Annualized Premium	3.00%	4.25%	6.00%	3.16%	55.26%
Increase in Earned Premium	1.75%	2.40%	3.25%	2.61%	125%
Japan Segment Metrics:
Increase in New Annualized Premium in billions of Yen (third sector and first sector protection sales)	¥ 86.90	¥ 91.50	¥ 96.10	¥ 93.90	152.70%
Increase in Earned Premium
(third sector and first sector protection sales)(2)	2.20%	2.56%	2.95%	2.41%	79.54%
Global Investments Metrics:
Net Investment Income	Budget		Budget	Budget
(U.S. and Japan GAAP segments only)(3)	minus 2%	Budget	plus 2.5%	plus 5.24%	200%
Credit Losses/Impairments (in millions)(4)	($350)	($225)	($75)	($76)	199.33%

(1)	Corresponds to increases of 9.41%, 12.4%, and 16.2% for the minimum, target and maximum goals, respectively, from the 2017 base of $3.40 per share (net of foreign currency effect).
(2)	When initially approved by the Compensation Committee in February 2018, the Japan earned premium projection for 2018 was inadvertently elevated by a net 4 billion Yen due to errors in the projection process that were later identified by the Company in July 2018. The source of the errors existed in the treatment of sales converting to earned premium for projection purposes only. The errors had no impact on the Company’s financial statements, sales reporting, or outlook guidance. The impact was isolated to forecasted earned premium in Japan. In August 2018, the Committee approved adjustments to the MIP minimum, target, and maximum goals for the Japan earned premium metric to correlate with the corrected forecast. Mr. Amos was excluded from the corrections, and as such, his minimum, target and maximum goals were 2.60%, 2.94%, and 3.35%, respectively.
(3)	Excludes Aflac Incorporated portfolio income, alternative investments (externally managed private equity and real estate equity), and the impact of any corporate-driven change in Japan portfolio U.S. dollar hedging strategy. Make-whole income is included but capped at $15 million and net of lost income on reinvestment.
(4)	This measure excludes realized losses on securities sold for pre-approved tax purposes, Japan principal reserve matching and segregated portfolio asset liability management, corporate-shift in RBC drawdown plan, switch trades in excess of $100 million in assets, and compliance with internal risk limits. Excludes accounting policy driven mark-to-market losses on equities, alternatives, and perpetual securities.

Corporate Metric

Adjusted earnings per share on a currency-neutral basis for the full year came in at $4.13 per share, above our guidance range of $3.90 to $4.06 per share. Setting aside the impact of U.S. Tax Reform on the Company’s effective tax rate and currency impact, pretax adjusted earnings were up 5.7%. Adjusted earnings reflect stronger than expected net investment income, especially in Japan due to the accelerated growth of the floating rate U.S. dollar floating rate portfolio. In addition, the Company continued to achieve strong overall margins in the insurance segments with benefit ratios outperforming expectations. It is important to note that benefit ratios can fluctuate and recent positive results are not necessarily assurance of continued positive trends.

U.S. Segment Metrics

Aflac U.S. sales increased 3.16% in 2018 to $1.6 billion, which amounted to the largest sales year in the history of Aflac U.S. The 2018 sales were driven by improvements in productivity and strong growth in broker distribution.

U.S. earned premium grew 2.61% and benefited from strong sales and record persistency, which was 78.7% at the end of the year.

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42	AFLAC INCORPORATED 2019 PROXY STATEMENT

Japan Segment Metrics

Strong sales campaigns around the new cancer insurance products drove respective sales 19.3% higher and offset the 26% decline in medical insurance sales, which were strong in 2017 due to a revision of the core medical insurance product, EVER. As a result, third sector sales amounted to ¥88.8 billion, which were up 1.6%, and complemented by first sector protection sales of ¥5.1 billion, which were up 8.6%. In combination, new annualized premium sales for the third sector and first sector protection products reached its highest point in ten years at ¥93.9 billion and increased by 2% in 2018. Japan third sector and first sector protection earned premium increased 2.4% driven by strong sales of the new cancer product, partially offset by a modest reduction in persistency.

Global Investments Metrics

2018 saw a divergence between interest rates in Japan and the U.S. Both the London Interbank Offered Rate (LIBOR) and U.S. Treasury rates ended the year higher, while Japanese Government Bonds were slightly down. The higher allocation and accelerated investment in dollar-denominated floating rate assets for both Aflac Japan and Aflac U.S. helped drive net investment income for the year. Hedge costs for Aflac Japan’s U.S. dollar portfolio for the full year were $236 million, 3.5% higher than the prior year but below the original forecast for 2018. Overall credit conditions and asset quality remained strong for the year, with only a modest level of impairments associated with a de-risking of energy exposures in December.

Please refer to the 2018 Business Overview section beginning on page 32 for additional information.

2018 MIP PAYOUTS

The table to the right reflects target and earned percentages of salary for each NEO for the MIP based on 2018 performance results.

The Compensation Committee has the discretion in certain limited circumstances to adjust the MIP results related to particular performance measures if the Committee determines that a class of MIP participants would be unduly penalized or rewarded because a payout is incompatible with the performance measure. There were no adjustments to the NEOs’ MIP payouts for 2018, and these awards were paid in February 2019.

	As a % of base salary
NEO	Target	Earned
Daniel P. Amos	220%	322%
Frederick J. Crawford	125%	192%
Audrey Boone Tillman	120%	167%
Eric M. Kirsch	200%	362%
Charles D. Lake II	100%	146%

For additional information about the MIP, please refer to the 2018 Grants of Plan-Based Awards table below, which shows the threshold, target, and maximum award amounts payable under the MIP for 2018, and the 2018 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to the NEOs for 2018.

Long-term Equity Incentives

OVERVIEW OF LTI PROGRAM

The Compensation Committee administers the Long-Term Incentive Plan. In February 2018, the Compensation Committee authorized grants of LTI awards to executive officers, including NEOs, in the form of PBRS. All eligible non-executive officers received time-based restricted stock units.

In determining the number of shares of PBRS to be granted to NEOs, the Compensation Committee is advised by its independent compensation consultant. The Compensation Committee’s decision is informed by market data regarding comparable executive positions within the Company’s peer group and the broader insurance sector, and each NEO’s tenure and performance. Based on these considerations, the Committee determines award levels that it believes are competitive within the Company’s peer group and the broader insurance sector, generally targeting the market median, and will be effective at aligning the NEO’s compensation with performance and the interests of our shareholders. Future payouts (if any) on the February 2018 PBRS awards will be based on the Company’s performance from 2018 through 2020, and will vary between 0% and 200% of the target number of shares of PBRS granted, which is consistent with typical market practices.

LTI awards will vest three years from the issuance date, subject to satisfaction of performance conditions and final Compensation Committee authorization.

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TARGET LTI AWARDS

Since 2017, the pay program for the CEO follows a market-based approach (rather than the previous matrix approach). The Company granted the CEO his target annual LTI award in February 2018 at a market-competitive level, based primarily on peer market data. Specifically, the CEO’s target LTI was set at an amount that approximates the 50th percentile LTI of his fellow CEOs at the Company’s peers for 2018. This resulted in the CEO’s target LTI being 589% of his base salary.

NEO	Target LTI (as percent of base salary)
Frederick J. Crawford	250%
Audrey Boone Tillman	200%
Eric M. Kirsch	200%
Charles D. Lake II	200%

2018 annual LTI award targets as a percent of base salary for the other NEOs were as shown to the right:

LTI PERFORMANCE METRICS

The PBRS will vest based on the Company’s achievement on three measures—AROE, RBC, and SMR—for the cumulative three-year performance period beginning January 1, 2018, and ending December 31, 2020. As described below, each metric has been assigned a weight that determines its effect on the LTI payout. Once a payout is calculated based on the weighted average achievement on these three metrics, that amount will be modified (up to +/-20%) based on our total shareholder return relative to the members of our peer group. We refer to this fourth metric as relative total shareholder return, or RTSR.

Adjusted return on shareholders’ equity (or AROE)

The Compensation Committee determined that this AROE metric is an appropriate measure for the LTI program because it enables shareholders to evaluate our financial achievements relative to other organizations in terms of how effectively we use capital to generate earnings. We believe this metric has a significant influence on the value our shareholders place on the Company.

We define AROE (or currency-neutral AROE) as follows:

Adjusted earnings, excluding the impact of foreign currency*	Adjusted book value*

*	AROE, adjusted earnings, excluding the impact of foreign currency, and adjusted book value are not calculated in accordance with GAAP. See the Appendix to this Proxy Statement for definitions for these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

For the 2018 LTI awards, AROE was assigned a 70% weighting, up from 50% in prior years. This adjustment recognizes the alignment of AROE, shareholder value, and refreshed capital management strategies in the year of the Japan branch conversion to a subsidiary.

While recognizing the importance of maximizing profitability and return on equity to shareholders, the Compensation Committee also believes it is appropriate to pursue those objectives within the context of a solid risk framework, which is best represented by the current regulatory solvency measures in the U.S. and Japan.

RBC is determined on a U.S. statutory accounting basis at each calendar year end. This performance measure was selected because the Company believes capital adequacy is a significant concern for the financial markets and shareholder confidence. For the 2018 LTI awards, RBC was assigned a 15% weighting, down from 25% in prior years.

SMR is the principal capital adequacy measure in Japan. For the 2018 LTI awards, SMR was assigned the same 15% weighting as RBC, down from 25% in prior years.

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44	AFLAC INCORPORATED 2019 PROXY STATEMENT

2018 LTI PERFORMANCE TARGETS

The following illustrates the terms of the 2018 PBRS grant.

70% Currency-neutral AROE result	15% SMR result	15% RBC result	RTSR Modifier	Final Payout

Awards earned based on three-year average results for each of the currency-neutral AROE, SMR, and RBC metrics. Earned amounts will be
modified based on the Company’s TSR performance relative to our peers			PAYOUT
2018	2019	2020	2021

	GOALS				RELATIVE TSR (RTSR) MODIFIER
Performance Level	3-yr. avg. currency- neutral AROE goal (70% weighting)	3-yr. avg. SMR goal (15% weighting)	3-yr. avg. RBC goal (15% weighting)	Payout (% of Target)	3-yr. RTSR percentile rank vs. peers	Modifier to earned amounts
Maximum	16.5%	700%	600%	200%	75th percentile or greater	1.20x
Target	13.75%	600%	500%	100%	Between 25th and 75th percentile	1.00x
Threshold	12.5%	500%	400%	50%	25th percentile or worse	0.80x

•	For financial performance (AROE, SMR, and RBC), linear interpolation will be used to determine payouts for performance between the corresponding goals (i.e., threshold to target, or target to maximum).

•	For RTSR, adjustments of 1.20x or 0.80x will be made only if the Company’s RTSR is in the upper or lower quartile, respectively, versus our peers. There will not be any adjustments to the payout if RTSR falls between the 25th and 75th percentiles of the peers.

•	Maximum potential payouts will be capped at 200% of target.

The goals for these metrics are generally consistent with the Company’s public guidance as provided during the annual December Outlook Call. SMR and RBC targets have been adjusted to reflect the Company’s capital management strategy following conversion of the Japan branch to a subsidiary, effective April 2018. Overall, we believe these changes for 2018 further enhance our longstanding strong pay-for-performance philosophy, while also being responsive to the business and talent markets in which we compete.

SPECIAL AWARDS

From time to time, we may make special awards in the form of restricted stock units (“RSUs”) to recognize major milestones, to secure leadership stability, or to achieve other strategic objectives. On August 14, 2018, the Compensation Committee awarded an RSU grant to Mr. Crawford to recognize his leadership and critical position with the Company. The grant will vest on the third anniversary of the grant date generally subject to continued service through the vesting date. On December 11, 2018, the Compensation Committee awarded an RSU grant to Mr. Kirsch to recognize his leadership and significant efforts in the building of Aflac Global Investments. The grant will vest on the third anniversary of the grant date generally subject to continued service through the vesting date. For more information regarding the special awards see the 2018 Grants of Plan-Based Awards table on page 52.

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Independent Compensation Consultant

The Compensation Committee has retained a nationally recognized compensation consultant, Mercer LLC (“Mercer”), to assist and advise the Compensation Committee in its deliberations. Mercer typically assists in the following areas:

•	providing comparative company performance to determine CEO pay;	•	assessing proposed performance goals and ranges for incentive plans;

•	evaluating the competitiveness of the Company’s executive compensation and benefit programs;	•	providing comparative company data to determine NEO compensation;
•	reviewing plan design issues and recommending improvements;	•	conducting training sessions for the Compensation Committee; and

•	apprising the Compensation Committee of trends and developments in the marketplace;	•	proposing the compensation for Non-employee Directors.

•	assessing the relationship between executive pay and performance;

Fees paid to Mercer for these services totaled $146,102 in 2018. Management retained certain Mercer affiliates to provide additional services not pertaining to executive compensation during 2018, and approved payments totaling $56,962. In addition, as the Company grows the sales of its insurance products through brokers in the U.S., this has resulted in commission payments totaling $26,831,539 during 2018 to the broker subsidiaries of Mercer. These subsidiaries are separate from the subsidiary that provides compensation consulting to the Company. As reported by Mercer to the Compensation Committee, the total payments from the Company represented less than 0.18% of Mercer’s parent company’s annual revenue. The Compensation Committee assessed Mercer’s independence pursuant to SEC rules and concluded that no conflict of interest exists with respect to the work Mercer performs for the Committee.

Retirement, Deferral, and Savings Plans

The retirement, deferral, and savings plans described below were established in order to provide competitive post-termination benefits for officers and employees, including the NEOs, in recognition of their service and contributions to the Company.

Defined Benefit Pension Plans

As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. employees, including the NEOs, who satisfy the eligibility requirements. Mr. Lake, who became a Japan employee on August 1, 2013, has benefits accrued in the U.S. tax-qualified plan from his 14 years as a U.S. employee. The Company also maintains nonqualified supplemental retirement plans covering some of the NEOs. No change has been made to the pension plans and the benefit level remains the same as it was last year. Mr. Lake currently participates in a Japan nonqualified supplemental retirement plan, which is described on page 56.

Executive Deferred Compensation Plan

The NEOs (other than Mr. Lake), together with other U.S.-based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). Messrs. Amos and Crawford and Mrs. Tillman are the only NEOs currently participating in this plan. Mr. Lake has funds in the plan from his 14 years as a U.S. employee, but he no longer actively participates in the plan. The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

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46	AFLAC INCORPORATED 2019 PROXY STATEMENT

401(k) Savings and Profit Sharing Plan

The Company maintains a tax-qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”) in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate on the same terms. Until 2018, the Company matched 50% of the first 6% of eligible compensation contributed to the 401(k) Plan. As a result of U.S. Tax Reform, the Company announced it would increase its matching contributions to 100% of each employee’s contributions up to 4% of the employee’s annual cash compensation. This increase became effective on January 1, 2018. Employee contributions made to the 401(k) Plan are 100% vested. Employees vest in Company contributions at the rate of 20% for each complete year of service. After five years of service, employees are fully vested in all Company contributions.

The Company provides a nonelective contribution to the 401(k) Plan of 2% of annual cash compensation for employees who elected to opt out of the future benefits of the U.S. defined benefit plan and for U.S. employees who started working for the Company after September 30, 2013. Mr. Crawford is the only NEO who is eligible to receive a nonelective contribution.

Other Benefits

The Company provides NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. For details, see the “All Other Compensation” column in the 2018 Summary Compensation Table on page 50. Included in Mr. Lake’s employment agreement are certain perquisites including tax equalization between U.S. and Japan unvested earnings distributed after August 1, 2013, payment of premiums for a life insurance policy for $10 million (including tax gross-up) and tax consultant fees. The Company also pays for Mr. Lake’s use of a leased car, driver compensation and related expenses, which are customary perquisites for senior executives at Aflac Japan.

The Company maintains medical and dental insurance, group life insurance, accidental death insurance, cancer insurance, and disability insurance programs for all employees, as well as paid time off, leave of absence, and other similar policies. The U.S.-based NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees. In addition, the NEOs are eligible to receive reimbursement for medical examination expenses.

For security and time-management reasons, certain officers of the Company occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board to be in the best interest of the Company and its business objectives.

Additional Executive Compensation Practices and Procedures

Equity Granting Policies

Each year, typically in February, the Compensation Committee meets shortly after the Company’s fiscal year results are released to the public. At that time, the Compensation Committee reviews recommendations developed by the CEO and CFO (with input from Mercer) for awards of PBRS, stock options, and time-based restricted stock. Option grants are awarded on the date of the meeting, and have a per share exercise price set at the closing price on the date of grant. The Company has never engaged in “backdating” of options.

The Company may periodically make additional equity grants during the course of the year, but as a matter of policy does not make equity grants in advance of material news releases.

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Stock Ownership Guidelines; Hedging and Pledging Restrictions

The Company believes its executive officers and Directors should have a significant equity interest in the Company and has enforced stock ownership guidelines for executive officers and non-employee Directors for almost two decades. The stock ownership guidelines, as amended on February 14, 2019, are as follows:

Position	Ownership guideline
Chairman of the Board/CEO	8x base salary
President of Aflac Incorporated	5x base salary
Chairman/Vice Chairman/President of Aflac U.S.	4x base salary
Chairman/Vice Chairman/President of Aflac Japan	4x base salary
All other executive officers	3x base salary
Non-employee Directors	4x cash annual retainer

Prior to this change, the stock ownership guidelines were as follows:

Position	Ownership guideline
Chairman, CEO, President, and President of Aflac	5x base salary
All other executive officers	3x base salary
Non-employee Directors	4x cash annual retainer

Officers have four years from their hire or promotion date to satisfy their respective stock ownership requirements. Non-employee Directors have five years from the date first elected to the Board to satisfy these requirements. Upon any increase in the these stock ownership guidelines or an increase in base salary or annual retainer, impacted individuals will have an additional two years from the effective date of the change to comply with the increased requirements.

Ownership includes all shares held by the officer or Director and the individual’s spouse, as well as time-based, unvested restricted shares. Shares pledged as collateral for a margin account or other loan, PBRS, and stock options (vested or unvested) do not count toward these stock ownership guidelines.

Each current NEO and Director has stock ownership that exceeds the ownership guidelines or is working toward meeting the requisite guideline within the allowed time frame. Progress toward meeting the guidelines is reviewed regularly and reported to the Board.

The Company’s insider trading policy prohibits our Directors, officers and other covered individuals from selling our Common Stock “short,” engaging in option trading (puts, calls, or other derivative securities) relating to our Common Stock, entering into a 10b5-1 plan (unless approved by the Compensation Committee), or hedging. In addition, executive officers and Directors are prohibited from pledging the Company’s stock. All other covered individuals under the Company’s insider trading policy must pre-clear with the policy’s compliance officer before pledging Company stock as collateral for a margin account or other loan.

Employment Agreements

The Company has employment agreements with the NEOs and certain other executives in key roles. The agreements generally address role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability, or retirement; termination for cause or without cause; and resignation by the employee. Some agreements also contain termination and related pay provisions in the event of a change in control. These change-in-control provisions do not apply unless there is both a change in control and either a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referred to as a “double trigger” requirement. No agreement provides for excise tax gross-ups. Further, each agreement stipulates that the subject executive may not compete with the Company for a prescribed period following termination of employment, or disclose confidential information. Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The payments that may be made under each NEO’s employment agreement upon termination of employment under specified circumstances are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

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Change-in-Control Policy and Severance Agreements

The Company has no formal change-in-control or severance policy. However, as noted above, individual employment agreements incorporate provisions related to these matters.

Compensation Recovery (“Clawback”) Policy

The Company has a “clawback” policy that allows the Compensation Committee to review any adjustment or restatement of performance measures and determine whether that adjustment or restatement warrants modifying or recovering non-equity incentive awards. If it is deemed that such a modification or recovery is appropriate, the Compensation Committee is charged with determining the amount of recovery and the officer group to be affected.

Certain Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million annually the federal income tax deduction that a publicly held corporation may claim for compensation payable to certain of its current and former executive officers, but that deduction limitation historically did not apply to performance-based compensation that met certain requirements. As part of the U.S. Tax Reform, Section 162(m) was amended, effective for taxable years beginning after December 31, 2017, to expand the range of executive officers subject to the deduction limitation and also to eliminate the exception for performance-based compensation–though the exception generally continues to be available on a “grandfathered” basis for compensation payable under a written binding contract in effect on and not materially modified after November 2, 2017.

In determining compensation for our executive officers, the Compensation Committee considers the extent to which the compensation is deductible, including the effect of Section 162(m). In prior years, the Compensation Committee generally sought to structure our executive incentive compensation awards to qualify as performance-based compensation exempt from the Section 162(m) deduction limitation where doing so was consistent with the Company’s compensation objectives, but it reserved the right to award nondeductible compensation, and on occasion did so. While the Compensation Committee continues to consider the effect of the Section 162(m) deduction limit when designing the Company’s compensation programs, the Compensation Committee’s primary focus in its compensation decisions will remain on most productively furthering the Company’s business objectives and not on whether the compensation is deductible. The Compensation Committee did not make significant changes to the Company’s executive compensation program for 2018 or 2019 in response to the tax code changes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding CD&A with management and, based on that review and discussion, has recommended to the Board to include the CD&A in this Proxy Statement.

Compensation Committee

Robert B. Johnson, Chairman
Douglas W. Johnson
Joseph L. Moskowitz

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Executive Compensation

2018 Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our CEO, CFO, and the three other most highly compensated executive officers who were serving as executive officers during 2018. These five officers are referred to as our NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2)(3) ($)	Option Awards (3) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)	Total without Change in Pension Value* ($)
Daniel P. Amos Chairman, CEO and President	2018	1,441,100	–	8,922,142	–	4,638,345	2,166,871	366,940	17,535,398	15,368,527
	2017	1,441,100	–	8,607,889	–	5,946,758	6,487,909	347,328	22,830,984	16,343,075
	2016	1,441,100	–	13,773,466	–	4,884,442	–	313,002	20,412,010	20,412,010

Frederick J. Crawford Executive Vice President, CFO	2018	725,000	–	4,905,453	–	1,391,688	–	366,214	7,388,355	7,388,355
	2017	700,000	–	2,793,738	–	1,643,851	–	390,911	5,528,500	5,528,500
	2016	700,000	–	1,420,062	280,003	1,400,700	–	454,628	4,255,393	4,255,393

Audrey Boone Tillman Executive Vice President, General Counsel	2018	670,333	–	1,429,765	–	1,121,759	1,135,561	13,739	4,371,157	3,235,596
	2017	564,000	–	1,867,158	–	829,844	1,534,867	18,859	4,814,728	3,279,861

Eric M. Kirsch Executive Vice President, Global Chief Investment Officer; President, Aflac Global Investments	2018	593,800	–	2,248,570	–	2,150,087	22,820	28,620	5,043,897	5,021,077
	2017	593,800	–	1,217,238	–	2,210,442	47,012	25,592	4,094,084	4,047,072
	2016	593,800	–	950,052	237,519	1,906,407	36,505	17,281	3,741,564	3,705,059

Charles D. Lake II(6) President, Aflac International; Chairman and Representative Director, Aflac Life Insurance Japan	2018	597,880	–	1,237,224	–	874,799	282,725	837,230	3,829,858	3,547,133
	2017	444,009	–	1,563,541	–	716,885	39,691	1,192,582	3,956,708	3,917,017

*	Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. This additional column has been included to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules. The amounts reported in the Total without Change in Pension Value column differ from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value, as discussed in footnote 4 below, is subject to many external variables that are not related to the Company’s performance.

(1)	In each of the three years above, includes $441,100 deferred for Mr. Amos. This amount is included in the 2018 Nonqualified Deferred Compensation table below. See “Elements of Our Executive Compensation Program — Base Salary” in the Compensation Discussion and Analysis section of this Proxy Statement for information about adjustments to base salaries in 2018.

(2)	In addition to his 2018 annual LTI grants, on August 14, 2018, Mr. Crawford received a special recognition grant of 64,503 time-based restricted stock units. Mr. Crawford’s grant will vest on the third anniversary of the grant date, generally subject to continued service through the vesting date. In addition to his 2018 annual LTI grants, on December 11, 2018, Mr. Kirsch received a special recognition grant of 23,453 time-based restricted stock units. Mr. Kirsch’s grant will vest on the third anniversary of the grant date, subject to continued service through the vesting date.

(3)	In accordance with the SEC’s reporting requirements, we report all equity awards at their full grant date fair value under ASC 718 at the target level of performance for PBRS. The Company’s valuation assumptions are described in Note 12, “Share-Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018. See “Elements of Our Executive Compensation Program — Long-term Equity Incentives” in the Compensation Discussion and Analysis section of this Proxy Statement for additional information about these long-term incentives and their terms. Assuming achievement of performance goals at the maximum level, the aggregate grant date fair value of the PBRS would be: Daniel P. Amos, $17,844,285; Frederick J. Crawford, $3,810,837; Audrey Boone Tillman, $2,859,530; Eric M. Kirsch, $2,497,067; and Charles D. Lake II, $2,474,447. See page 53 for a more detailed discussion of our outstanding equity grants compared to fair market value as of December 31, 2018.

(4)	No amount in this column is attributable to above-market earnings on deferred compensation. Mr. Crawford is not eligible to participate in the Company’s defined benefit plans because the plans were frozen before he joined the Company. See the “Pension Benefits” section and the accompanying table beginning on page 55 for a more detailed discussion of the retirement plans. The change in pension value for 2018 was driven largely by the increase in discount rate from 3.75% in 2017 to 4.25% in 2018.

(5)	Additional information regarding all other compensation is provided in the “All Other Compensation” and “Perquisites” tables detailed on the following page.

(6)	Includes payments made to Mr. Lake in yen for salary, non-equity incentive plan compensation, and some perquisites, and converted to dollars by dividing the actual yen-denominated payments by the 2018 annual weighted average exchange rate of 110.39 yen to the dollar.

50	AFLAC INCORPORATED 2019 PROXY STATEMENT

2018 All Other Compensation

The following table identifies the amount of each item included for 2018 in the All Other Compensation column in the 2018 Summary Compensation Table on the previous page.

Name	Perquisites and Other Personal Benefits (1) ($)	Company Contribution to 401(k) Plan ($)	Company Contribution to Nonqualified Deferred Compensation (2) ($)	Total ($)
Daniel P. Amos	356,090	10,850	—	366,940
Frederick J. Crawford	32,440	16,271	317,503	366,214
Audrey Boone Tillman	2,889	10,850	—	13,739
Eric M. Kirsch	17,770	10,850	—	28,620
Charles D. Lake II	837,230	—	—	837,230

(1)	Perquisites are more fully described in the Perquisites table below.
(2)	A $317,503 Company deferred compensation contribution for Mr. Crawford. This amount is included in the 2018 Nonqualified Deferred Compensation table below.

2018 Perquisites

The following table identifies the incremental cost to the Company of each perquisite included for 2018 in the All Other Compensation table above.

Name	Personal Use of Company Aircraft (1) ($)	Security Services (2) ($)	Life Insurance (3) ($)	Tax Related Reimbursements (4) ($)	Car Allowance (5) ($)	Other (6) ($)	Total Perquisites and Other Personal Benefits (7) ($)
Daniel P. Amos	140,400	196,997	—	—	—	18,693	356,090
Frederick J. Crawford	24,300	420	—	—	543	7,177	32,440
Audrey Boone Tillman	—	—	—	—	399	2,490	2,889
Eric M. Kirsch	—	—	—	—	—	17,770	17,770
Charles D. Lake II	—	—	181,221	426,991	204,182	24,836	837,230

(1)	Incremental cost for the personal use of corporate aircraft is the calculated standard hourly cost rate based upon actual operating expenses for corporate aircraft, including fuel costs, airport fees, catering, in-flight phone, crew travel expenses, and maintenance cost. This rate is recalculated annually. The personal use of corporate aircraft has been authorized by the Board for security reasons and to maximize the effectiveness of the executives’ time.
(2)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring, and maintenance fees.
(3)	Amounts included in the Life Insurance column for Mr. Lake represent life insurance premiums paid for his policy during 2018.
(4)	Amounts included in the Japan tax-related reimbursements for Mr. Lake represent tax equalization and tax gross-up payments paid during 2018.
(5)	Amounts included in the Car Allowance column for Mr. Crawford and Mrs. Tillman are charges for the use of Company automobile transportation in the U.S. The amount included in the Car Allowance column for Mr. Lake includes the cash cost to the Company for the use of a leased car, driver compensation and related expenses.
(6)	Amounts included in the Other column are charges for guest travel in the amount of $18,693 (Mr. Amos), $7,177 (Mr. Crawford), and $2,490 (Mrs. Tillman). Mr. Kirsch incurred amounts totaling $17,770 for personal tax return preparation and financial planning. Mr. Lake also incurred amounts totaling $24,836 for tax return consulting.
(7)	Other than tax gross-ups reflected in the tax-related reimbursements, the Company did not gross up for tax purposes any of the other perquisites described in this table.

Executive Compensation | 2018 All Other Compensation
AFLAC INCORPORATED 2019 PROXY STATEMENT	51

2018 Grants of Plan-Based Awards

The following table provides information with respect to the 2018 grants of plan-based awards to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(3) (#)	Awards ($)
Daniel P. Amos	2/13/2018	—	—	—	98,609	197,218	394,436	—	8,922,142
	N/A	1,585,210	3,170,420	6,340,840	—	—	—	—	—
Frederick J. Crawford	2/13/2018	—	—	—	21,059	42,118	84,236	—	1,905,418
	8/14/2018	—	—	—	—	—	—	64,503	3,000,035
	N/A	453,125	906,250	1,812,500	—	—	—	—	—
Audrey Boone Tillman	2/13/2018	—	—	—	15,802	31,604	63,208	—	1,429,765
	N/A	402,200	804,400	1,608,800	—	—	—	—	—
Eric M. Kirsch	2/13/2018	—	—	—	13,799	27,598	55,196	—	1,248,534
	12/11/2018	—	—	—	—	—	—	23,453	1,000,036
	N/A	593,800	1,187,600	2,375,200	—	—	—	—	—
Charles D. Lake II	2/13/2018	—	—	—	13,674	27,348	54,696	—	1,237,224
	N/A	298,940	597,880	1,195,760	—	—	—	—	—

(1)	The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the NEOs under the Company’s MIP, based on the potential achievement of certain performance goals approved by the Compensation Committee on February 28, 2018. For additional information, please see “Elements of Our Executive Compensation Program—Management Incentive Plan (MIP)” beginning on page 37. For each Company performance goal, a minimum, target, and maximum performance level is specified. The amount paid for each performance goal depends on the results attained.
(2)	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards for February 14, 2018, reflect the number of shares of PBRS. Those shares incorporate restrictions that will lapse upon the attainment of performance goals set by the Compensation Committee. Awards vest on the third anniversary of the grant date, based on the attainment of the cumulative three-year average target performance goals for Company AROE and the RBC and SMR ratios. For the cumulative three-year average performance period from 2018 to 2020, shares of PBRS will vest at 50% of target if the Company attains the minimum goals and at 200% if the Company reaches or exceeds the maximum goals. Earned amounts may then be modified based on the Company’s TSR performance versus peers. All NEOs possess the same rights as all other holders of Common Stock in respect of the shares underlying the PBRS, including all incidents of ownership (except the right to transfer the shares while they remain subject to forfeiture) and the right to vote such shares. The dividends accrued on the PBRS will be reinvested in Common Stock at the same dividend rate received by other holders of Common Stock. Those additional restricted shares will be held in book entry form in the custody of the Company subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares of Common Stock with respect to which the dividend was accrued.
(3)	On August 14, 2018, the Compensation Committee awarded shares of time-based restricted stock units to Mr. Crawford. The time-based restricted stock units will vest for Mr. Crawford on the third anniversary of the grant date (generally subject to continued employment). On December 11, 2018, the Compensation Committee awarded shares of time-based restricted stock units to Mr. Kirsch. The time-based restricted stock units will vest for Mr. Kirsch on the third anniversary of the grant date (generally subject to continued employment).

Executive Compensation | 2018 Grants of Plan-Based Awards
52	AFLAC INCORPORATED 2019 PROXY STATEMENT

2018 Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the equity awards outstanding at the 2018 fiscal year-end for the NEOs.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
		Number of Securities Underlying Unexercised Options		Option Exercise	Option	Stock	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	Award Grant Date	(1) (#)	(2) ($)	(1) (#)	(2) ($)
Daniel P. Amos						2/09/16	171,585	7,817,413
						12/30/16	274,497	12,506,083
						2/14/17			247,262	11,265,257
						2/13/18			201,773	9,192,778
Frederick J. Crawford	7/01/15	42,696		31.215	7/01/25
	2/09/16		45,068	28.965	2/09/26
						2/09/16	41,429	1,887,505
						8/09/16	8,683	395,597
						2/14/17			51,523	2,347,388
						8/08/17	25,451	1,159,548
						2/13/18			43,091	1,963,226
						8/14/18	65,233	2,972,015
Audrey Boone Tillman	2/10/09	9,036		11.065	2/10/19

	2/09/10	24,000		23.530	2/09/20
	2/08/11	3,454		28.950	2/08/21
	2/14/12	13,900		24.280	2/14/22
	2/12/13	13,900		24.750	2/12/23
	2/11/14	13,194		31.205	2/11/24
	8/12/14	3,086		29.665	8/12/24
	2/10/15	24,744		30.725	2/10/25
	2/09/16		19,314	28.965	2/09/26
						2/09/16	17,755	808,918
						2/14/17			24,907	1,134,763
						8/08/17	16,967	773,017
						2/13/18			32,334	1,473,137
Eric M. Kirsch	2/09/16		38,230	28.965	2/09/26
						2/09/16	35,142	1,601,070
						2/14/17			34,965	1,593,005
						2/13/18			28,235	1,286,387
						12/11/18	23,453	1,068,519

Executive Compensation | 2018 Outstanding Equity Awards at Fiscal Year-End
AFLAC INCORPORATED 2019 PROXY STATEMENT	53

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
		Number of Securities Underlying Unexercised Options		Option Exercise	Option	Stock	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	Award Grant Date	(1) (#)	(2) ($)	(1) (#)	(2) ($)
Charles D. Lake II	2/08/11	20,400		28.950	2/08/21

	2/12/13	17,480		24.750	2/12/23
	2/11/14	16,040		31.205	2/11/24
	2/10/15	22,378		30.725	2/10/25
	2/09/16		15,678	28.965	2/09/26
						2/09/16	14,410	656,520
						2/14/17			16,186	737,434
						8/08/17	16,967	773,017
						2/13/18			27,980	1,274,769

(1)	Includes dividend shares accumulated as of December 31, 2018 for PBRS and RSU awards granted as follows: awards granted on February 9, 2016, December 30, 2016, February 14, 2017, and February 13, 2018, respectively, of 11,435, 12,005, 10,814, and 4,555 shares for Mr. Amos; awards granted on February 9, 2016, August 9, 2016, February 14, 2017, August 8, 2017, February 13, 2018, and August 14, 2018, respectively, of 2,761, 475, 2,253, 831, 973, and 730 for Mr. Crawford; awards granted on February 9, 2016, February 14, 2017, August 8, 2017, and February 13, 2018, respectively, of 1,183, 1,089, 736, and 730 for Mrs. Tillman; awards granted on February 9, 2016, February 14, 2017, and February 13, 2018, respectively, of 2,342, 1,529, and 637 for Mr. Kirsch; awards granted on February 9, 2016, February 14, 2017, August 8, 2017, and February 13, 2018, respectively, of 960, 708, 736, and 632 for Mr. Lake .
(2)	Based on the per share closing price of our Common Stock of $45.56 as of December 31, 2018.

Option Grant Date	Option Vesting Schedule
02/09/16	100% vesting on the third anniversary of the option for Messrs. Crawford, Kirsch, and Lake and Mrs. Tillman

Stock Award Grant Date	Stock Award Vesting Schedule
02/09/16 and 08/09/16	Cliff vesting on the third anniversary of the grant date based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. For the three-year period, stock will vest at 50% if the threshold RBC ratio is achieved and 100% if target is attained.
12/30/16	Cliff vesting on 2/9/2019 based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. For the performance period, stock will vest at 50% if threshold RBC ratio is achieved and 100% if target is attained.
02/14/17 and 2/13/2018	Cliff vesting on the third anniversary of the grant date based on the attainment of the cumulative three-year average target performance goals for AROE, SMR, and RBC for three consecutive calendar years beginning with the year of grant. For the three-year period, stock will vest at 50% if the threshold of the three ratios is achieved, and 200% if the maximum is attained. Earned amounts can then be modified based on the Company’s TSR performance versus peers (maximum payout up to 200%).
08/08/17	For the award granted to Mr. Crawford, cliff vesting on the third anniversary of the grant date. For Mr. Lake and Mrs. Tillman, vesting ratably on the first, second and third anniversaries of the grant date.
08/14/18 and 12/11/18	Cliff vesting on the third anniversary of the grant date.

Executive Compensation | 2018 Outstanding Equity Awards at Fiscal Year-End
54	AFLAC INCORPORATED 2019 PROXY STATEMENT

2018 Option Exercises and Stock Vested

The following table provides information with respect to options exercised and stock awards vested during 2018 for each of the NEOs.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Daniel P. Amos	—	—	168,667	7,350,089
Frederick J. Crawford	—	—	29,157	1,250,563
Audrey Boone Tillman	—	—	28,798	1,271,490
Eric M. Kirsch	80,074	989,037	33,474	1,440,566
Charles D. Lake II	37,900	759,710	23,684	1,051,429

Pension Benefits

The Company maintains tax-qualified, noncontributory defined benefit pension plans that cover the NEOs other than Mr. Crawford, and nonqualified supplemental retirement plans covering the NEOs other than Messrs. Crawford and Kirsch. All of these plans were frozen before Mr. Crawford joined the Company.

The Company does not credit extra years of service under any of its retirement plans, unless required by employment agreements upon certain termination events. Mr. Amos is eligible to receive immediate retirement benefits, which fall under the provisions of the U.S. tax-qualified plan and the Retirement Plan for Senior Officers. For Mrs. Tillman, retirement benefits fall under the U.S. tax-qualified plan and the Supplemental Executive Retirement Plan. For Mr. Kirsch, retirement benefits fall under the U.S. tax-qualified plan. For Mr. Lake, retirement benefits fall under the U.S. tax-qualified plan for services when employed in an Aflac U.S. company and the Aflac Japan Officer Retirement Plan for current and previous services with Aflac Japan.

Qualified Defined Benefit Pension Plan

The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible U.S.-based employees. Benefits under the Plan are calculated in accordance with the following formula:

1% of average	years of credited	0.5% of average	years of credited
final monthly	service up	final monthly	service in excess
compensation	to 25 years	compensation	of 25 years

For purposes of the Plan, final average monthly compensation is the participant’s highest average compensation (salary and non-equity incentive plan compensation) during any five consecutive years of service within the ten consecutive plan years of service immediately preceding retirement. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65 or, if earlier, when their years of credited service plus age equals or exceeds 80. Participants with at least fifteen years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. The Plan was frozen to new employees hired, or former employees rehired, on or after October 1, 2013.

Benefits payable under the Plan are not subject to adjustment for Social Security benefits or other offsets. The benefits are paid monthly over the life of the participant, with joint and survivor options available at actuarially reduced rates. The maximum annual retirement benefit was limited, in accordance with Section 415 of the Internal Revenue Code, to $220,000 for 2018. The maximum annual compensation that may be taken into account when calculating retirement benefits was limited, in accordance with Section 401(a)(17) of the Internal Revenue Code, to $275,000 for 2018. The limitation amounts for future years will be indexed for cost-of-living adjustments.

Executive Compensation | 2018 Option Exercises and Stock Vested
AFLAC INCORPORATED 2019 PROXY STATEMENT	55

Executive Retirement Plans

The Company’s U.S. Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Plan. Participation in the SERP is limited to certain key employees as periodically designated by the Compensation Committee. Currently, Mrs. Tillman is the only NEO who participates in the SERP. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. The SERP was frozen to new participants effective January 1, 2015.

The SERP includes a four-tiered benefit formula that provides for a benefit based on final three-year average compensation (base salary and non-equity incentive plan compensation) earned for a calendar year as described below. The annual benefit varies based on the participant’s age at retirement: 40% is paid to someone who retires between the ages of 55 and 59, 50% is paid to someone who retires between the ages of 60 and 64, and 60% is paid to someone who retires at or after the age of 65. A reduced 30% benefit is available to participants with at least fifteen years of service who terminate employment prior to age 55.

Benefits generally are payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced lifetime benefits, in which case any surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. Benefits are calculated based upon the average annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yield the highest average. Benefits under the SERP are subject to offset for amounts paid under the qualified Plan.

The Company’s Japan Officer Retirement Plan is also a non-funded and unsecured obligation of the Company and is not a tax-qualified plan. The retirement benefit for the plan is calculated as follows: for each year of service (with a minimum of two years and maximum of twelve), a Japan participating officer would receive one month salary plus one year salary for the last year. The total amount calculated is paid in a lump-sum at retirement. Currently, Mr. Lake is the only NEO who participates in the Japan Officer Retirement Plan, and he has accumulated the maximum service.

Retirement Plan for Senior Officers

The CEO is the only active employee who participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation for the first twelve months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation (base salary plus non-equity incentive), or 54% of final compensation with 50% of final compensation to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either (i) the compensation paid during the last twelve months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last ten years preceding the date of retirement.

Generally, no benefits are payable until the participant accumulates ten years of credited service at age 60, or twenty years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than twenty years of credited service. Mr. Amos has 45 years of credited service, meaning he is fully vested for retirement benefits under the RPSO. The RPSO was frozen to new participants on January 1, 2009.

All benefits under the RPSO are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses also are entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the RPSO are not subject to Social Security or qualified Plan offsets.

Executive Compensation | Pension Benefits
56	AFLAC INCORPORATED 2019 PROXY STATEMENT

2018 Pension Benefits

The following table provides certain information regarding the Company’s pension benefits at December 31, 2018, and for the year then ended.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Change from Prior Year ($)	Payments During Last Fiscal Year ($)
Daniel P. Amos	Retirement Plan for Senior Officers	45	60,316,082	2,100,274	—
	Aflac Incorporated Defined Benefit Pension Plan	45	1,442,069	66,597	—
Audrey Boone Tillman	Supplemental Executive Retirement Plan	23	7,611,203	1,112,418	—
	Aflac Incorporated Defined Benefit Pension Plan	23	952,718	23,143	—
Eric M. Kirsch	Aflac Incorporated Defined Benefit Pension Plan	7	203,329	22,820	—
Charles D. Lake II	Aflac Incorporated Defined Benefit Pension Plan	14	334,325	(18,315)	—
	Japan Officer Retirement Plan	12	1,251,176	301,040	—

*	Assumed retirement age for all calculations was the earliest retirement age for unreduced benefits. Assumptions used to calculate pension benefits are more fully described in Note 14, “Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018.

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Aflac Incorporated Executive Deferred Compensation Plan (“EDCP”).

2018 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Daniel P. Amos(1)	—	441,100	(640,134)	—	7,809,295
Frederick J. Crawford(2)	—	317,503	(23,238)	—	1,000,505
Audrey Boone Tillman	39,930	—	(3,995)	—	1,164,999
Eric M. Kirsch	—	—	—	—	—
Charles D. Lake II	—	—	(433,800)	—	7,413,912

(1)	The $441,100 deferred compensation for Mr. Amos is included in the Salary column of the Summary Compensation Table for the current year. Additionally, previous years’ deferrals included in the Aggregate Balance column were reported as compensation in prior periods. The funds are 100% vested.

(2)	The $317,503 deferred compensation for Mr. Crawford represents unvested Company-funded executive employer contributions in the amount of 15% of Mr. Crawford’s annual compensation (base salary plus MIP). The funds for 2018 were credited to the EDCP in February 2019. This is an annual contribution approved by the Compensation Committee since Mr. Crawford is not eligible to participate in the Pension Plan or the SERP. Annual contributions will be 100% vested on the earlier of (i) the later of 15 years of employment or 5 years participation, (ii) age 65, (iii) change in control, (iv) death, or (v) disability. The amount shown in the table is included in the Summary Compensation Table for the current year in the All Other Compensation column. Additionally, previous years’ deferrals included in the Aggregate Balance column were reported as compensation in prior periods.

(3)	The Company does not pay or credit above-market earnings on amounts deferred by or on behalf of executives.

The EDCP allows certain U.S.-based officers, including the NEOs (the “Participants”), to defer up to 75% of their base salaries and their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine each year.

The EDCP is subject to the requirements of Section 409A of the Internal Revenue Code. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005. All NEOs have met the applicable vesting requirements with the exception of Mr. Crawford.

Executive Compensation | Pension Benefits
AFLAC INCORPORATED 2019 PROXY STATEMENT	57

The amounts in the Aggregate Balance column include investment earnings (and losses) determined under phantom investments. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Company’s 401(k) Plan, except for Common Stock. Participants can change their investment selections (unless prohibited by the fund) in the same manner that applies to participants in the 401(k) Plan.

Each year, when Participants elect whether to defer compensation under the EDCP for the following year, they also elect the timing and form of future distributions arising from those deferrals, with a separate election permitted for each type of deferral (i.e., salary and non-equity incentive award). Specifically, a Participant may elect distributions beginning in a specific year (even if employment has not then ended) or beginning six months after the termination of employment. Participants may choose to have any distribution made in a lump sum or in up to ten annual installments. Employee deferrals are 100% vested. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.

A Participant may delay the timing and form of distributions attributable to deferrals as long as the change is made at least twelve months before the initial distribution date. With respect to non-grandfathered amounts, new elections also must satisfy the additional requirements of Section 409A. In general, Section 409A provides that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the original distribution date.

Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after a Participant separates from service.

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with each of the NEOs. Except as described below, the agreements are similar in nature and contain provisions relating to termination, disability, death, and a change in control of the Company.

Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The elimination of these potential payments is reflected in the 2018 Potential Payments Upon Termination or Change in Control table.

For each remaining NEO, the Company remains obligated to continue compensation and benefits for the scheduled term of the agreement if the NEO’s employment is terminated by the Company without “good cause” or by the NEO with “good reason.” The remaining term for each of the NEOs as of December 31, 2018 are as follows: Mr. Crawford, 30 months; Mrs. Tillman, 29 1/3 months; Mr. Kirsch, 36 months; and Mr. Lake, 36 months. In addition, upon a termination by the Company without “good cause” or by any of the NEOs (including Mr. Amos) for “good reason”, all outstanding equity awards become fully vested, except that equity awards of the NEOs subject to Company performance will remain subject to that performance. Mr. Lake entered into a new agreement effective January 1, 2018, that provides compensation and benefits (including vesting of future equity awards) similar to the compensation and benefits provided for the other NEOs. Mrs. Tillman will not be entitled to continued compensation once she earns the maximum benefit under the SERP, but she has not yet earned the maximum SERP benefit. Messrs. Crawford, Lake, and Kirsch do not participate in the SERP. Regardless of the reason for his termination, under his agreement, Mr. Lake will receive a retirement benefit equal to two times his base salary.

If an NEO’s employment is terminated by the Company for “good cause,” or by the NEO without “good reason,” the Company generally is obligated to pay compensation and benefits only to the date of termination (except that the NEO, to the extent otherwise eligible, is entitled to benefits under the RPSO or under the SERP if the termination is not for “good cause”). Under the NEOs’ employment agreements, “good cause” generally means the Company has determined that any of the following have occurred or exist: (i) the willful failure by the NEO to substantially perform assigned management duties (other than due to sickness, injury, or disability); (ii) intentional conduct by the NEO causing substantial injury to the Company; or (iii) the NEO’s conviction of or plea of guilty to a felony. “Good reason” generally is defined to include (i) a material breach of the employment agreement by the Company in regard to compensation or benefits, or termination of the employment agreement; (ii) a material diminution or change in the NEO’s title, duties, or authority; (iii) a material relocation of the Company’s principal offices (or in Mr. Kirsch’s case, the Company’s principal New York office or his own office; or in Mr. Lake’s case, the Japan operation’s office or his own office); or (iv) the failure of the Company’s successor to assume the employment agreement. Upon voluntary termination without “good reason” or termination by the Company for “good cause,” an NEO is prohibited for a two-year period from directly or indirectly competing with the Company.

Executive Compensation | Nonqualified Deferred Compensation
58	AFLAC INCORPORATED 2019 PROXY STATEMENT

The NEOs’ employment agreements provide that compensation and benefits continue for certain specified periods in the event the NEO becomes totally disabled. The amount of continued compensation for Mrs. Tillman will be reduced by 60% if she is eligible for the maximum benefit percentage under the SERP, but she has not yet earned the maximum SERP benefit. Upon the death of an NEO, the NEO’s estate is to be paid an amount, over a three-year period, equal to the NEO’s base salary and any non-equity incentive awards actually paid during the last three years of the NEO’s life. In addition, all outstanding equity awards will be honored and vest upon the date of death.

Upon a “change in control” of the Company, employment agreements for the NEOs (other than Mr. Amos) are extended for an additional three-year period. If, following a “change in control”, the employment of an NEO (other than Mr. Amos) is terminated by the Company without “good cause” or by the NEO for “good reason,” the Company must pay to the NEO, among other payments but in lieu of any further salary payments, a lump-sum severance payment equal to three times the sum of the NEO’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement). If Mrs. Tillman has attained the maximum benefit percentage under the SERP at the time of her termination following a “change in control”, she will not receive the lump-sum award described above. Mrs. Tillman has not yet earned the maximum SERP benefit. Amounts payable upon a “change in control” will be reduced to the extent they are not deductible by the Company for income tax purposes. If, following a “change in control”, the employment of an NEO is terminated by the Company without “good cause” or by the NEO for “good reason,” all of that NEO’s outstanding equity awards (except in the case of Mr. Amos) will become fully vested, and all performance criteria will be considered satisfied at the maximum performance level.

A “change in control” generally is deemed to occur when (i) a person or group acquires ownership of 50% or more of the Common Stock; (ii) a person or group acquires ownership of 30% or more of the Common Stock over a consecutive twelve-month period; (iii) during any period of twelve consecutive months, a majority of individuals who constitute the Board are replaced without endorsement by a majority of the Board members at the beginning of the period; or (iv) a person or group acquires ownership of 40% or more of the total gross fair market value of the Company’s assets.

Mrs. Tillman is a participant in the SERP, but she is not yet fully vested. Under the SERP, in the event the Company terminates a participant’s employment within two years after a “change in control” other than for cause, or a participant terminates employment during such period for “good reason”, the participant will become 100% vested in her retirement benefits and entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which she would have been entitled had she remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” will be deemed to occur under the same circumstances described above, but only with respect to the Company. “Cause” for this purpose generally means (i) the participant’s continued failure to substantially perform her duties with the Company (other than due to illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board, (ii) the participant’s engaging in conduct materially injurious to the Company, or (iii) the participant’s conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude. “Good reason” is generally defined for this purpose to include various adverse changes in employment status, duties, or compensation and benefits following a “change in control”.

The following table reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment under various termination scenarios. The amounts shown assume in all cases that the termination was effective on December 31, 2018, and therefore include amounts earned through such time and estimates of the amounts that would be paid to the NEOs upon their termination. Because a number of factors affect the nature and amount of any benefits actually paid, amounts paid or distributed may be different from those shown below. Mr. Amos is the only NEO who is eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information.

Executive Compensation | Potential Payments Upon Termination or Change in Control
AFLAC INCORPORATED 2019 PROXY STATEMENT	59

As noted in the table below, the benefits provided and requirements imposed vary with the circumstances under which the termination occurs.

2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Before Change in Control
		Company						Change
		Termination		Voluntary				in Control
		without “Good		Termination				Termination
		Cause” or	Company	without “Good	Voluntary			without “Good
		by Employee	Termination for	Reason”	Termination			Cause” or for
		for “Good	“Good	and No	with			“Good
		Reason”	Cause”	Competition	Competition	Death	Disability	Reason”
		(1)	(2)	(3)	(4)	(5)	(6)	(7)
Name	Benefit	($)	($)	($)	($)	($)	($)	($)
Daniel P. Amos	Salary	—	—	—	—	4,323,300	2,161,650	—
	Non-equity Incentive Award(8)	—	—	—	—	16,340,562	4,638,345	—
	Severance	—	—	—	—	—	—	—
	Retirement(9)	60,316,082	60,316,082	60,316,082	—	31,952,651	60,391,442	60,316,082
	Health & Welfare Benefits(10)	2,207,546	2,207,546	2,207,546	—	167,769	2,228,584	2,207,546
	Equity Awards(11)	61,239,565	—	42,854,009	42,854,009	61,239,565	61,239,565	61,239,565
	Totals	123,763,193	62,523,628	105,377,637	42,854,009	114,023,847	130,659,586	123,763,193
Frederick J. Crawford	Salary	1,812,500	—	—	—	2,125,000	1,087,500	—
	Non-equity Incentive Award(8)	3,479,170	—	—	—	3,844,203	1,391,668	—
	Severance	—	—	—	—	—	—	7,106,553
	Retirement(9)	39,167	—	—	—	1,000,504	2,524,760	1,000,504
	Health & Welfare Benefits(10)	36,613	—	—	—	—	21,968	43,935
	Equity Awards(11)	15,783,797	—	—	—	15,783,797	15,783,797	15,783,797
	Totals	21,151,247	—	—	—	22,753,504	20,809,693	23,934,789
Audrey Boone Tillman	Salary	1,638,406	—	—	—	1,734,333	1,005,500	—
	Non-equity Incentive Award(8)	2,741,766	—	—	—	2,109,546	1,121,759	—
	Severance	—	—	—	—	—	—	4,500,531
	Retirement(9)	21,700	—	—	—	3,464,274	5,529,040	5,449,690
	Health & Welfare Benefits(10)	35,809	—	—	—	—	21,977	43,953
	Equity Awards(11)	7,118,250	—	—	—	7,118,250	7,118,250	7,118,250
	Totals	11,555,931	—	—	—	14,426,403	14,796,526	17,112,424
Eric M. Kirsch	Salary	1,781,400	—	—	—	1,781,400	890,700	—
	Non-equity Incentive Award(8)	6,450,261	—	—	—	6,379,226	2,150,087	—
	Severance	—	—	—	—	—	—	8,412,726
	Retirement(9)	50,841	—	—	—	—	67,116	—
	Health & Welfare Benefits(10)	43,935	—	—	—	—	21,968	43,935
	Equity Awards(11)	9,062,799	—	—	—	9,062,799	9,062,799	9,062,799
	Totals	17,389,236	—	—	—	17,223,425	12,192,670	17,519,460
Charles D. Lake II(12)	Salary	1,793,640	—	—	—	1,493,590	1,793,640	—
	Non-equity Incentive Award(8)	2,150,655	—	—	—	2,062,373	874,799	—
	Severance	—	—	—	—	—	—	3,944,295
	Retirement(9)	1,195,760	1,195,760	1,195,760	1,195,760	1,195,760	1,195,760	1,195,760
	Health & Welfare Benefits(10)	302,125	—	—	—	—	151,062	302,125
	Equity Awards(11)	5,714,118	—	—	—	5,714,118	5,714,118	5,714,118
	Totals	11,156,298	1,195,760	1,195,760	1,195,760	10,465,841	9,729,379	11,156,298

Executive Compensation | Potential Payments Upon Termination or Change in Control
60	AFLAC INCORPORATED 2019 PROXY STATEMENT

(1)	Messrs. Crawford, Kirsch, and Lake and Mrs. Tillman are entitled to salary continuation and non-equity incentive award payments for the remaining term of their respective employment agreements. Mr. Amos voluntarily gave up his right to such payments. Health and welfare benefits would continue for the remainder of the contract term, except for Mr. Amos, who is entitled to health and welfare benefits under the RPSO.
(2)	Termination for good cause eliminates the salary continuation and non-equity incentive award obligation for the remainder of the contract period, and causes a forfeiture of the executive’s participation in any supplemental retirement plan (except for Mr. Amos and Mr. Lake). In addition, all equity awards, whether vested or unvested, are forfeited.
(3)	Voluntary termination by the executive without good reason eliminates the salary continuation and non-equity incentive award obligations for the remainder of the contract term. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos, who is retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his employment terminates (subject to satisfaction of performance goals).
(4)	Any executive who competes with the Company after termination will forfeit the right to any further salary and non-equity incentive award payments and any benefits under the RPSO and SERP (but Mr. Lake’s retirement benefit under his agreement will still be paid). In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos, who is retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his employment terminates (subject to satisfaction of performance goals).
(5)	When an executive dies, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award paid in the previous 36 months, or, if the executive was employed less than 36 months, the amount the executive would have been paid if he or she had survived for the full 36-month period. Additionally, retirement benefits in this column include the present value of the accumulated benefit obligation for a surviving spouse annuity under the RPSO for Mr. Amos and under the SERP for Mrs. Tillman, and include the entirety of the retirement benefit under Mr. Lake’s agreement. Messrs. Crawford, Kirsch, and Lake do not participate in the SERP. Mr. Crawford participates in the Company-funded EDCP, which will vest at death and change in control. The NEOs and other officers also are eligible for life insurance benefits along with, and on the same basis as, the Company’s other salaried employees. Mr. Lake also has a life insurance policy as part of his perquisites.
(6)	Disability benefits are payable for 18 months or, if shorter, until the end of the term of the applicable agreement, while the executive remains employed during his or her disability. For all NEOs other than Mr. Lake, any disability benefits paid in the form of salary continuation or non-equity incentive awards would be offset by the maximum annual amount allowed ($144,000) under the Company-sponsored disability income plan. Mr. Crawford participates in the Company-funded EDCP, which would vest at disability.
(7)	Upon termination after a change in control, Messrs. Crawford, Kirsch, and Lake and Mrs. Tillman would each be entitled a lump-sum severance payment of three times the sum of (i) annual base salary in effect immediately prior to the change in control, and (ii) the non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control, whichever amount is higher. Mr. Amos has waived his severance payment.
(8)	The non-equity incentive award amounts on this line do not include the 2018 non-equity incentive awards that were paid to the NEOs in February 2019, and which were nonforfeitable as of December 31, 2018, under all circumstances other than termination for competition.
(9)	Amounts in this row generally include (i) the present value of the applicable benefits payable under the RPSO and the SERP, and (ii) certain additional amounts determined under the executive’s employment agreement in lieu of continued participation in the Company’s broad-based retirement plans. However, amounts included in this column reflecting benefits payable under the SERP may differ from the amounts shown in the Pension Benefits table due to reduced SERP benefits payable upon termination for “good cause” or death. The amount shown for Mr. Lake is based on the retirement provision in his agreement, which provides for a benefit equal to two times his base salary at the time he retires, without regard to the reason for his termination (including if for cause).
(10)	Amounts in this row generally represent the estimated lump-sum present value of all premiums that would be paid by the Company for applicable health and welfare benefits. The value shown for Mr. Amos includes his post-employment medical benefits under the RPSO for his life and the life of his spouse, the value of certain other welfare benefits, and non-medical fringe benefits (including office space) for his life. These amounts would not be payable if Mr. Amos became engaged in any activity that competes with the Company. The value of health coverage for each of Messrs. Crawford, Kirsch, and Lake and Mrs. Tillman is the monthly cost of Company-paid premiums for active employee coverage under the health plan, multiplied by the number of months of Company-paid continued coverage for which the executive is eligible as determined under his or her employment agreement.
(11)	Amounts in this row represent the estimated value of accelerated vesting of stock options and restricted stock awards. The value for stock options was determined as follows: the excess of the per share closing price on the NYSE on the last business day of the year over the per share option exercise price, multiplied by the number of unvested option shares. The value for restricted stock awards was determined by multiplying the number of unvested stock awards by the same per share closing price used for options. The values of these awards that are performance-based assume maximum performance goals were achieved.
(12)	All yen-denominated payments for Mr. Lake are converted to dollars by dividing the payments by the 2018 annual weighted average exchange rate. The weighted average exchange rate was 110.39 yen to the dollar for 2018.

Executive Compensation | Potential Payments Upon Termination or Change in Control
AFLAC INCORPORATED 2019 PROXY STATEMENT	61

CEO Pay Ratio

The Company believes that executive pay should be internally consistent and equitable to motivate the Company’s employees and create shareholder value. To demonstrate the Company’s commitment to that principle, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules adopted thereunder, we are disclosing the ratio of the annual total compensation of the CEO and Chairman, Mr. Daniel P. Amos, to the annual total compensation of the individual we have identified as the median employee for this purpose.

As determined in accordance with applicable SEC rules, for 2018, the last completed fiscal year:

•	The annual total compensation of the CEO, as reported in the 2018 Summary Compensation Table included on page 50, was $17,535,398; and	•	The annual total compensation of the median employee determined on this same basis was $52,756.

Based on this information, the ratio of the annual total compensation of our

Chief Executive Officer to the median of the annual total compensation of all employees is 332 to 1.

SEC rules permit us to identify our median employee once every three years so long as there has not been a change in our employee population or employee compensation arrangements during the 2018 fiscal year that we reasonably believe would significantly impact our pay ratio disclosure. There has not been a significant change in our employee population or compensation arrangements during 2018, and the 2017 median employee’s job description remained unchanged. Therefore, the CEO pay ratio for the 2018 fiscal year is calculated using the same median employee identified with respect to the 2017 fiscal year. The steps described below were performed in 2017 to identify the annual total compensation of the median employee. The Company first determined the compensation for all the Company’s employees other than the CEO as of December 31, 2017, taking into account the annual sum of cash wages, overtime, and bonus from payroll records, in each case determined without regard to cost-of-living adjustments. As of such date, the Company’s employee population consisted of approximately 12,372 individuals working at the parent company and its consolidated subsidiaries, with 43% of these individuals located in the United States and 57% located in Japan. The employee population above includes part-time and temporary employees as of December 31, 2017 (excluding employees on unpaid leave as of December 31, 2017), as compared to the employee population disclosed in the December 31, 2017, Form 10-K, which includes only full-time employees. For employees located in Japan, the compensation in Japanese yen was converted to U.S. dollars using the annual weighted average exchange rate of Japanese yen to U.S. dollars of 112.16 to 1 on December 31, 2017.

To calculate the CEO pay ratio for 2018, the Company identified the elements of such employee’s compensation for the entirety of 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the basis for determining annual total compensation as reported in the Summary Compensation Table), resulting in annual total compensation in the amount of $52,756.

Mr. Amos has been CEO of the Company since 1990 and Chairman since 2001. His longstanding tenure, coupled with normal changes in the calculation of his pension, causes his pension value (when calculated according to Item 402(c)(2)(x) of Regulation S-K) to vary greatly from year to year, which could cause large changes in the ratio.

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Shareholders	6,446,899	$ 28.54	40,319,155*
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	6,446,899	$ 28.54	40,319,155

*	Of the shares listed in column (c), 35,479,001 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or restricted stock units).

Executive Compensation | CEO Pay Ratio
62	AFLAC INCORPORATED 2019 PROXY STATEMENT

Proposal 2: Advisory Vote on Executive Compensation

We believe our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Since 2008, we have voluntarily provided our shareholders an annual advisory vote (commonly known as “Say-on-Pay”) now required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution:

“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative of the Notice of 2019 Annual Meeting of Shareholders and Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

We are committed to achieving a high level of total return for our shareholders. From August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2018, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 7,502%, compared with 1,664% for the Dow Jones Industrial Average, 1,305% for the S&P 500 Index, and 793% for the S&P 500 Life & Health Insurance Index.

The Board of Directors unanimously recommends a vote “for”
approval of the advisory vote on executive compensation.

AFLAC INCORPORATED 2019 PROXY STATEMENT	63

Audit and Risk Committee Report

The Audit and Risk Committee of the Company’s Board is composed of four Directors. The Board has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE listing standards and SEC rules, is financially literate, and qualifies as an audit committee financial expert as defined by SEC rules. The Audit and Risk Committee operates under a written charter adopted by the Board. The charter, which is reviewed annually and complies with all current regulatory requirements, is available on the Company’s website, www.aflac.com, by clicking on “Investors,” then “Corporate Governance,” then “Audit and Risk Committee.”

In 2018, the Audit and Risk Committee met eleven times. During these meetings committee members reviewed and discussed a variety of topics with management, KPMG (the Company’s independent registered public accounting firm), the internal auditors, the chief risk officer, the general counsel, the global security and chief information security officer, and others, including the Company’s earnings releases and SEC filings related to quarterly and annual financial statements, statutory insurance financial statement filings, and the Company’s system of internal control over financial reporting, including information security policies. The Audit and Risk Committee has discussed with, and received regular status reports from, the Company’s director of internal audit and KPMG on the overall scope and plans for their audits of the Company. The Audit and Risk Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit and Risk Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding the reporting related to internal control over financial reporting. The monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG. The Audit and Risk Committee also has reviewed the certifications of Company executive officers contained in the Annual Report on Form 10-K for the year ended December 31, 2018, as well as reports issued by KPMG related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. In accordance with SEC rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. The maximum number of consecutive years of service as lead audit partner is five years. The process for selecting the lead audit partner for the Company pursuant to this rotation policy involves a meeting between the Chair of the Audit and Risk Committee and prospective candidates, as well as discussions with the full Audit and Risk Committee and with management. The Audit and Risk Committee evaluates the performance of KPMG, including the senior members of the audit engagement team, each year and determines whether to re-engage KPMG or to consider other audit firms. In doing so, the Audit and Risk Committee considers the quality and efficiency of the services provided; the firm’s global capabilities, particularly in the U.S. and Japan; its technical expertise; its tenure as the Company’s independent registered public accounting firm (KPMG has served in this capacity since 1963); and its knowledge of the Company’s operations and industry. Based on this review and discussions with members of senior management, the Audit and Risk Committee concluded it was in the best interest of the Company and the shareholders to recommend KPMG to the Board to serve as the Company’s independent registered public accounting firm during 2018. Although the Audit and Risk Committee has the sole authority to appoint the independent auditors, the Audit and Risk Committee will continue its long-standing practice of recommending that the Board ask the shareholders to ratify this appointment (see Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)).

The Audit and Risk Committee also discussed with KPMG those matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the PCAOB). The Audit and Risk Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Risk Committee concerning independence, and has discussed with KPMG its independence. The Audit and Risk Committee considered with KPMG whether the provision of non-audit services provided by it to the Company during 2018 was compatible with its independence.

Proposal 2: Advisory Vote on Executive Compensation | Audit and Risk Committee Report
64	AFLAC INCORPORATED 2019 PROXY STATEMENT

In performing all of these functions the Audit and Risk Committee acts in an oversight capacity. The Audit and Risk Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of KPMG, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting. In reliance on these reviews and discussions, and the reports of KPMG, the Audit and Risk Committee has recommended to the Board, and the Board has approved, the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

For additional information, see the “The Audit and Risk Committee” section on page 23.

Audit and Risk Committee

Douglas W. Johnson, Chairman

W. Paul Bowers

Karole F. Lloyd

Joseph L. Moskowitz

Proposal 2: Advisory Vote on Executive Compensation | Audit and Risk Committee Report
AFLAC INCORPORATED 2019 PROXY STATEMENT	65

Related Person Transactions

The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with our Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or not inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy that requires the Audit and Risk Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit and Risk Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any of the following had, has, or will have a direct or indirect material interest: (i) a Director, (ii) an executive officer, (iii) a holder of more than 5% of the Company’s outstanding shares, (iv) an immediate family member of any of these persons, or (v) any firm, corporation, or other entity in which one of these persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial interest. During its review, the Audit and Risk Committee considers a number of factors, including whether the related person transaction is on terms no less favorable to the Company than may reasonably be expected in arm’s-length transactions. The Audit and Risk Committee will only approve or ratify those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Each of the following ongoing transactions has been reviewed and ratified by the Audit and Risk Committee:

Mr. Paul S. Amos II, Daniel P. Amos’ son, entered into a separation agreement with a Company affiliate on June 6, 2017, and his employment ended on July 1, 2017. Under the agreement, Mr. Paul S. Amos II provided an undertaking to protect corporate property for 24 months after the end of his employment and may not solicit Company employees or independent contractors to leave the Company. The agreement provided for Mr. Paul S. Amos II to receive an aggregate payment of $3,404,494 over the life of the agreement, which is equal to the sum of thirty months of base salary continuation, an annual incentive award with respect to fiscal year 2017, and the cost of eighteen months of premiums under the Company’s health insurance plan. The Company paid $700,000 during 2018, and the remaining payments will be made in 2019 in accordance with the agreement, subject to ongoing compliance with certain non-competition obligations.

In 2013, Aflac Japan (then operating as a branch of Aflac) entered a lease for office space at the Marunouchi Center Building in Tokyo, Japan, which is owned by Chuo Real Estate Co., Ltd. The current lease has a term of 2 years. Mr. Toshihiko Fukuzawa who serves on the Company’s Board, was appointed as President and CEO of Chuo Real Estate Co., Ltd. in July 2018. The lease was in place prior to Mr. Fukuzawa’s service with Chuo Real Estate Co., Ltd., and he had no involvement in negotiations of the lease or in Aflac Japan’s decision to lease space in the Marunouchi Center Building. Mr. Fukuzawa receives no compensation from either the Company or Chuo Real Estate Co., Ltd. related to the lease. At the 2018 weighted average rate of 110.39 yen to the dollar, Aflac Japan paid the yen equivalent of $1,979,535 in rent under the lease during the 2018 calendar year.

Mr. Max K. Brodén is the Senior Vice President, Treasurer, and Head of Corporate Development of the Company. His spouse, Sabrina Pasini Brodén, was an independent consultant in the marketing department during 2018. In 2018, the total payments for her services, including the commissions to the employment agency, was $127,688. Ms. Brodén was hired as a full-time employee on January 28, 2019 as part of the Aflac U.S. marketing and distribution business recognizing her experience in the direct-to-consumer financial service industry.

Proposal 2: Advisory Vote on Executive Compensation | Related Person Transactions
66	AFLAC INCORPORATED 2019 PROXY STATEMENT

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

In February 2019, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2019, subject to ratification by the shareholders.

Representatives of KPMG LLP are expected to attend the 2019 Annual Meeting of Shareholders. These representatives may make a statement, and will be available to respond to appropriate questions.

The aggregate fees for professional services rendered to the Company by KPMG LLP for the two most recent calendar years were as follows:

	2018 ($)	2017 ($)
Audit fees — Audit of the Company’s consolidated financial statements for the years ended December 31(1)	8,006,762	7,167,180
Audit-related fees(2)	1,151,745	287,000
Tax fees(3)	129,614	1,985
All Other fees	—	—
Total fees:	9,288,121	7,456,165

(1)	Includes $798,956 and $438,866, respectively, for the 2018 and 2017 audits of Aflac Japan regulatory financial statements.
(2)	Includes fees relating to audits of the Company’s benefit plans, service organization control reports, accounting consultations in connection with proposed transactions or emerging accounting standards and other attestation reports.
(3)	Tax fees include all services performed by professional staff in the independent Accountant’s tax division for tax return and related compliance services, except for those tax services related to the integrated audit.

The Audit and Risk Committee of the Board has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit and Risk Committee pre-approves all audit and non-audit services provided by KPMG LLP in accordance with SEC rules, subject to the de minimis exceptions for non-audit services.

FOR	The Board of Directors unanimously recommends a vote “for” ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm.

AFLAC INCORPORATED 2019 PROXY STATEMENT	67

Other Matters

The Board is not aware of any matters that are expected to come before the 2019 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the people named in the accompanying proxy (or their substitutes) intend to vote the proxies in accordance with their best judgment.

Submission of Shareholder Proposals and Nominations for the 2020 Annual Meeting

Proposals for Inclusion in our 2020 Proxy Materials

SEC rules permit shareholders to submit proposals to be included in our materials if the shareholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934. For a shareholder proposal to be considered for inclusion in our proxy materials for the 2020 Annual Meeting of Shareholders, the proposal must be received at the address provided below by November 23, 2019.

Director Nominations for Inclusion in our 2020 Proxy Materials Pursuant to our Proxy Access Bylaw

Our proxy access Bylaw permits a shareholder (or a group of up to twenty shareholders) who owns shares of our outstanding capital stock representing at least 3% of the votes entitled to be cast on the election of Directors, and who has owned such shares continuously for at least three years, to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2020 Annual Meeting of Shareholders, notice of a proxy access nomination must be received at the address provided below between October 24, 2019, and November 23, 2019.

Other Proposals or Director Nominations to be Brought Before our 2020 Annual Meeting

Our Bylaws set forth procedures for shareholders who wish to propose items of business or to nominate Director candidates that are not intended to be included in our proxy materials. For the 2020 Annual Meeting of Shareholders, notice of such proposals or nominations must be received at the address provided below between January 7, 2020, and February 6, 2020. In the unlikely event the Company moves the 2020 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date that is the one year anniversary of this year’s Annual Meeting date (i.e., May 6, 2020), the Company must receive such notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first mailed to shareholders or the Company makes a public announcement of the meeting date, whichever occurs first.

Address for Submission of Notices and Additional Information

All shareholder nominations of individuals for election as Directors or proposals of other items of business to be considered by shareholders at the 2020 Annual Meeting of Shareholders (whether or not intended for inclusion in our proxy materials) must be submitted in writing to our Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

Both the proxy access and the advance notice provisions of our Bylaws require a shareholder’s notice of a nomination or other item of business to include certain information. Director nominees also must meet certain eligibility requirements. If you wish to introduce a nomination or other item of business, please review our Bylaws.

68	AFLAC INCORPORATED 2019 PROXY STATEMENT

Annual Report

The Company has delivered a copy of its 2019 Annual Report on Form 10-K to each shareholder entitled to vote at the 2019 Annual Meeting of Shareholders. For a copy, write to:

David A. Young

Vice President, Investor and Rating Agency Relations

Aflac Incorporated

Worldwide Headquarters

1932 Wynnton Road

Columbus, Georgia 31999

Exercise Your Right to Vote

The Company encourages you to vote. Please vote by internet or telephone, or sign, date, and return your proxy or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend our 2019 Annual Meeting on May 6, 2019. To ensure that attendance is limited to shareholders and their proxies or qualified representatives, if you are not a registered shareholder, please bring with you proof of Common Stock ownership, such as a current brokerage statement, and a photo ID. If you are attending the Annual Meeting as a proxy or qualified representative of a shareholder, please bring a photo ID and written evidence of your authority to act on behalf of the shareholder. Cameras, cellphones, and other electronic or recording devices may not be used in the meeting room.

By order of the Board of Directors,

J. Matthew Loudermilk

Secretary

March 22, 2019

Other Matters | Annual Report
AFLAC INCORPORATED 2019 PROXY STATEMENT	69

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures

The Proxy Statement includes references to the Company’s performance measures; adjusted earnings; adjusted earnings per diluted share, excluding foreign currency impact; adjusted revenues on a currency-neutral basis; and adjusted return on equity (“AROE”). (References in this Proxy Statement such as “currency-neutral” or “excluding the impact of foreign currency” are synonymous with “excluding foreign currency impact.”) These measures are not calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), but this appendix provides reconciliations to each of the most comparable U.S. GAAP measures.

These measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events, or are related to infrequent activities not directly associated with insurance operations. Management uses adjusted earnings and adjusted earnings per diluted share, excluding foreign currency impact, to evaluate the financial performance of the Company’s insurance operations on a consolidated basis, and believes that a presentation of these measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business.

The Company defines adjusted earnings as adjusted revenues less benefits and adjusted expenses. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control. Adjusted revenues are U.S. GAAP total revenues excluding realized investment gains and losses, except for amortized hedge costs related to foreign currency exposure management strategies and net interest cash flows from derivatives associated with certain investment strategies. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company’s underlying business performance. The most comparable U.S. GAAP measure is net earnings.

The Company believes that amortized hedge costs, which are a component of adjusted earnings, measure the periodic currency risk management costs associated with hedging a portion of Aflac Japan’s U.S. dollar-denominated investments and are an important component of net investment income. Amortized hedge costs represent costs incurred in using foreign currency forward contracts to hedge the foreign exchange risk of a portion of U.S. dollar-denominated assets in the Company’s Japan segment investment portfolio. These amortized hedge costs are derived from the difference between the foreign currency spot rate at time of trade inception and the contractual foreign currency forward rate, recognized on a straight line basis over the term of the hedge. There is no comparable U.S. GAAP financial measure for amortized hedge costs.

Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented.

Adjusted return on equity excludes foreign currency impact and is calculated using adjusted earnings excluding the impact of the yen/dollar exchange rate, as reconciled with total U.S. GAAP net earnings, divided by average shareholders’ equity, excluding accumulated other comprehensive income.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted to dollars but translated in dollars for U.S. GAAP reporting purposes, which results in foreign currency impacts to earnings, cash flows and book value on a U.S. GAAP basis. Because foreign currency rates are outside management’s control, the Company believes it is important to understand the impact of translating yen to U.S. dollars. Adjusted earnings, adjusted earnings per diluted share “excluding current period foreign currency impact,” and adjusted revenues on a currency-neutral basis are computed using the average yen/dollar exchange rate for the comparable prior-year period, which eliminates dollar-based fluctuations driven solely by currency rate changes.

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures
70	AFLAC INCORPORATED 2019 PROXY STATEMENT

RECONCILIATIONS OF NON-U.S. GAAP MEASURES(1)

The tables on the following pages provide reconciliations of adjusted earnings and adjusted earnings per diluted share, each excluding foreign currency impact, adjusted return on equity excluding foreign currency, and adjusted revenues excluding foreign currency, to the most directly comparable U.S. GAAP measures for the years ended December 31, 2018 and 2017.

RECONCILIATION OF U.S. GAAP NET EARNINGS TO ADJUSTED EARNINGS(1)

(EXCLUDING FOREIGN CURRENCY)

	In Millions		Per Diluted Share
TWELVE MONTHS ENDED DECEMBER 31,	2018	2017	2018	2017
Net earnings	$2,920	$4,604	$3.77	$5.77
Items impacting net earnings:
Realized investment (gains) losses(2),(3):	297	—	0.38	—
Other and non-recurring (income) loss	75	69	0.10	0.08
Income tax (benefit) expense on items excluded from adjusted earnings	(83)	(24)	(0.11)	(0.03)
Tax reform adjustment	18	(1,933)	0.02	(2.42)
Adjusted earnings	3,226	2,716	4.16	3.40
Current period foreign currency impact(4)	(28)	N/A	(0.04)	N/A
Adjusted earnings excluding current period foreign currency impact(5)	$3,198	$2,716	$4.13	$3.40

(1)	Amounts may not foot due to rounding.
(2)	Excludes amortized hedge costs of $200 in 2018 and $228 in 2017, related to hedging U.S. dollar-denominated investments held in Aflac Japan which are classified as a component of adjusted earnings to conform to current year reporting.
(3)	Excludes a gain of $67 in 2018 and $77 in 2017, related to the interest rate component of the change in fair value of foreign currency swaps on notes payable which is classified as an operating gain when analyzing segment operations.
(4)	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
(5)	Amounts excluding current period foreign currency impact are computed using the average yen/dollar exchange rate for the comparable prior-year period, which eliminates dollar-based fluctuations driven solely from currency rate changes.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE(1)

(EXCLUDING FOREIGN CURRENCY)

TWELVE MONTHS ENDED DECEMBER 31,	2018	2017
Net earnings - U.S. GAAP ROE(2),(3)	12.2%	20.4%
Impact of excluding unrealized foreign currency translation gains (losses)	(1.0)	(2.0)
Impact of excluding unrealized gains (losses) on securities and derivatives	3.0	5.8
Impact of excluding pension liability adjustment	(0.1)	(0.2)
Impact of excluding accumulated other comprehensive income (AOCI)	1.8	3.6
U.S. GAAP ROE - less AOCI	13.9	24.0
Differences between adjusted earnings and net earnings(3)	1.5	(9.8)
Adjusted ROE - reported	15.4	14.2
Less: Impact of foreign currency(4)	0.1	N/A
Adjusted ROE, excluding impact of foreign currency	15.3%	14.2%

(1)	Amounts presented may not foot due to rounding.
(2)	U.S. GAAP ROE is calculated by dividing net earnings by average shareholders’ equity.
(3)	See separate reconciliation of net income to adjusted earnings.
(4)	Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures
AFLAC INCORPORATED 2019 PROXY STATEMENT	71

RECONCILIATION OF U.S. GAAP TOTAL REVENUES TO ADJUSTED REVENUES(1)

(EXCLUDING FOREIGN CURRENCY)

TWELVE MONTHS ENDED DECEMBER 31,	2018	2017
Total Revenue - U.S. GAAP	$21,758	$21,667
Add: Total U.S. GAAP Realized Losses	430	151
Add: Realized capital gain/loss items included in Adjusted Revenue
Amortized hedge costs	(200)	(228)
Interest cash flows on derivatives associated with investment strategies	1	—
Differences between adjusted revenues and total revenues	231	(77)
Adjusted revenues	$21,988	$21,589
Less: Impact of foreign currency(2)	227	N/A
Adjusted revenues, excluding impact of foreign currency	$21,761	$21,589

(1)	Amounts presented may not foot due to rounding.
(2)	Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted revenues compared to reported adjusted revenues. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures
72	AFLAC INCORPORATED 2019 PROXY STATEMENT

Corporate Citizenship

Aflac Incorporated strongly believes that ethics, corporate citizenship and success go hand in hand. All things being equal, we believe most people prefer doing business with a company that’s also a good corporate citizen. Whether its helping families facing childhood cancer, conducting business with ethics and grace, providing opportunity for our workforce or being ever-mindful of our environment, serving the community while helping others is not only the right thing to do, it makes good business sense. This philosophy is incorporated into Aflac Incorporated’s daily operations, our culture and our actions in the community.

GOVERNANCE	WORKPLACE

●   Named a World’s Most Ethical Company by the Ethisphere Institute for 13 consecutive years

●   Won IDG’s 2019
CSO50 Awards for security projects and initiatives demonstrating outstanding business value and thought leadership

●   Placed #1 by Security Magazine’s Security 500 rankings in the Insurance/Reinsurance sector in 2018

●   35% of our key senior leadership team are ethnic minorities and/or women

●   66.5% of our U.S. employees are women

●   Made Fortune Magazine’s lists of the 100 Best Workplaces for Millennials, 100 Best Workplaces for Women, and 50 Best Workplaces for Diversity

●   Included in Black Enterprise Magazine’s list of the 50 Best Companies for Diversity and Latina Style’s list of 50 Best Companies for Latinas to Work

PHILANTHROPY	SUSTAINABILITY

●   More than 17,000 Aflac independent sales associates contribute more than $500,000 from their commission checks to the Aflac Cancer Center each month.

●   In 2018, our employees
put in more than 15,000 volunteer hours with community and charitable organizations.

●   More than 85% of the buildings the Company owns and operates have earned Energy Star certification. Energy Star certified buildings use less energy and contribute fewer greenhouse gas emissions to the environment.

●   Became the first insurance company in the United States to achieve both ISO 50001 Energy Management System and ISO 14001 Environmental Management Systems certifications, which help to implement technical and management strategies that significantly cut energy costs and greenhouse gas emissions – and sustain those savings over time.

Aflac Incorporated (NYSE: AFL) is a Fortune 500 company, helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., where it is a leading supplemental insurer by paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated’s subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan where it insures 1 in 4 households.* Through its trailblazing One Day PaySM initiative in the United States, for eligible claims, Aflac can process, approve and electronically send funds to claimants for quick access to cash in just one business day. For 13 consecutive years, Aflac has been recognized by Ethisphere as one of the World’s Most Ethical Companies. In 2018, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for the 20th consecutive year and in 2019 Fortune included Aflac on its list of World’s Most Admired Companies for the 18th time. To find out more about One Day PaySM and learn how to get help with expenses health insurance doesn’t cover, get to know us at aflac.com or aflac.com/espanol.

*Based on the 2018 number of households published by Japan’s Ministry of Internal Affairs and Communications.

Nothing
comforts
like
a smile.

We have hope,
because
they do too.

Play	Engage	Connect

My Special Aflac Duck gives kids with cancer the chance to find joy through play. From feeding and bathing the duck to dancing with it and hearing its heartbeat, this interactive companion helps kids find a distraction from their diagnosis.	My Special Aflac Duck is a companion that helps distract kids coping with cancer. The duck plays soothing sounds, calming heartbeats and takes deep breaths.	My Special Aflac Duck helps kids connect through medical play. Interactive features let kids feed, bathe and treat their duck just like they are being treated.

To learn more about these achievements and our efforts to be good corporate citizens, please visit https://www.aflac.com/about-aflac/corporate-citizenship/default.aspx.

Aflac Incorporated 1932 Wynnton Road, Columbus, Georgia 31999 | aflac.com

AFLAC INCORPORATED
WORLDWIDE HEADQUARTERS
1932 WYNNTON ROAD
COLUMBUS, GA 31999

(ONLY IF YOU AGREE WITH YOUR VOTING RIGHTS CAN YOU VOTE BY PHONE)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 1, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 1, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E58639-P19021	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AFLAC INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

The following proposals are being submitted to the Shareholders:

1.	to elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified;

Nominees:		For	Against	Abstain

1a.	Daniel P. Amos	☐	☐	☐

1b.	W. Paul Bowers	☐	☐	☐

1c.	Toshihiko Fukuzawa	☐	☐	☐

1d.	Robert B. Johnson	☐	☐	☐

1e.	Thomas J. Kenny	☐	☐	☐

1f.	Georgette D. Kiser	☐	☐	☐

1g.	Karole F. Lloyd	☐	☐	☐

1h.	Joseph L. Moskowitz	☐	☐	☐

1i.	Barbara K. Rimer, DrPH	☐	☐	☐
		For	Against	Abstain

	1j. Katherine T. Rohrer	☐	☐	☐

	1k. Melvin T. Stith	☐	☐	☐

2.	to consider the following non-binding advisory proposal:	☐	☐	☐

"Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative of the Notice of 2019 Annual Meeting of Shareholders and Proxy Statement"

3.	to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2019	☐	☐	☐

Sign here as name(s) appear(s) on account. If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and 2018 Year in Review are available at www.proxyvote.com.

We have been advised that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to be escheated to the state in which the shareholder was last known to reside. One way you can ensure your account is active is to vote your shares.

Therefore, it is very important that you vote. If you have moved, please provide your new address to Aflac Incorporated: Attn: Shareholder Services, 1932 Wynnton Road, Columbus, GA 31999; by phone 800.227.4756 or by email shareholder@aflac.com.

Please inform us if you have multiple accounts under more than one name.

E58640-P19021

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Frederick J. Crawford, and J. Matthew Loudermilk, as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 27, 2019, at the Annual Meeting of the Shareholders to be held on Monday, May 6, 2019, at 10:00 a.m., or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

DESCRIPTION OF VOTING RIGHTS

In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit. The Board of Directors reserves the right to require evidence to support the affidavit.

Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit
Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement at the request of the Company.			Shares @	1 Vote/Share	=	Votes
Sign here	X		Shares @	10 Votes/Share	=	Votes
	X	Date	, 2019	Total	=	Votes